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                                                                     EXHIBIT 4.1
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                         POOLING AND SERVICING AGREEMENT

                                   RELATING TO

                 AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 1996-B

                                      among

                      AMERICREDIT FINANCIAL SERVICES, INC.
                                  as Servicer,


                                AFS FUNDING CORP.
                 as Seller and Initial Class B Certificateholder

                                       and

                              LASALLE NATIONAL BANK
                as Trustee, Backup Servicer and Collateral Agent

                             ----------------------

                           Dated as of April 30, 1996

                             ----------------------
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                                             TABLE OF CONTENTS

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ARTICLE I             DEFINITIONS......................................................................  1

         Section 1.1.          Definitions.............................................................  1
         Section 1.2.          Usage of Terms.......................................................... 18
         Section 1.3.          Calculations............................................................ 18
         Section 1.4.          Section References...................................................... 19
         Section 1.5.          Action by or Consent of Certificateholders.............................. 19
         Section 1.6.          No Recourse............................................................. 19
         Section 1.7.          Material Adverse Effect................................................. 19

ARTICLE II            CREATION OF TRUST................................................................ 19

         Section 2.1.          Creation of Trust....................................................... 19

ARTICLE III           CONVEYANCE OF RECEIVABLES; ACCEPTANCE BY
                      TRUSTEE; ORIGINAL ISSUANCE OF CERTIFICATES....................................... 20

         Section 3.1.          Conveyance of Receivables............................................... 20
         Section 3.2.          Custody of Receivable Files............................................. 20
         Section 3.3.          Conditions to Issuance by Trust......................................... 21
         Section 3.4.          Representations and Warranties of Seller................................ 22
         Section 3.5.          Repurchase of Receivables Upon Breach of
                                    Warranty........................................................... 24
         Section 3.6.          [Reserved].............................................................. 24
         Section 3.7.          Collecting Lien Certificates Not Delivered
                                    on the Closing Date................................................ 24
         Section 3.8.          Trustee's Assignment of Administrative
                                    Receivables and Warranty Receivables............................... 25

ARTICLE IV            ADMINISTRATION AND SERVICING OF
                      RECEIVABLES...................................................................... 25

         Section 4.1.          Duties of the Servicer.  ............................................... 25
         Section 4.2.          Collection of Receivable Payments; Modifications of
                                    Receivables; Lockbox Agreements.................................... 26
         Section 4.3.          Realization Upon Receivables............................................ 29
         Section 4.4.          Insurance............................................................... 30
         Section 4.5.          Maintenance of Security Interests in Vehicles........................... 32
         Section 4.6.          Covenants, Representations, and Warranties of
                                    Servicer........................................................... 33
         Section 4.7.          Purchase of Receivables Upon Breach of Covenant......................... 35
         Section 4.8.          Total Servicing Fee; Payment of Certain Expenses by
                                    Servicer; Compensating Interest.................................... 35
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         Section 4.9.          Servicer's Certificate.................................................. 36
         Section 4.10.         Annual Statement as to Compliance, Notice of
                                    Servicer Termination Event......................................... 37
         Section 4.11.         Annual Independent Accountants' Report.................................. 37
         Section 4.12.         Access to Certain Documentation and Information
                                    Regarding Receivables.............................................. 38
         Section 4.13.         Monthly Tape............................................................ 38
         Section 4.14.         Retention and Termination of Servicer................................... 39
         Section 4.15.         Fidelity Bond and Errors and Omissions Policy........................... 39

ARTICLE V             DISTRIBUTIONS; STATEMENTS TO CERTIFICATE-
                      HOLDERS.......................................................................... 40

         Section 5.1.          Accounts................................................................ 40
         Section 5.2.          Collections............................................................. 41
         Section 5.3.          Application of Collections.............................................. 41
         Section 5.4.          Additional Deposits..................................................... 42
         Section 5.5.          Distributions........................................................... 42
         Section 5.6.          Net Deposits............................................................ 44
         Section 5.7.          Statements to Certificateholders........................................ 44
         Section 5.8.          Optional Deposits by the Security Insurer............................... 45

ARTICLE VI            THE SPREAD ACCOUNT AND THE POLICY;
                      COVENANTS OF THE INITIAL CLASS B
                      CERTIFICATEHOLDER................................................................ 46

         Section 6.1.          Initial Purchase; Spread Account........................................ 46
         Section 6.2.          Policy.................................................................. 46
         Section 6.3.          Withdrawals from Spread Account......................................... 46
         Section 6.4.          Claims Under Policy..................................................... 46
         Section 6.5.          Preference Claims; Direction of Proceedings............................. 48
         Section 6.6.          Surrender of Policy..................................................... 49
         Section 6.7.          Special Purpose Entity.................................................. 49
         Section 6.8.          Restrictions on Liens................................................... 50
         Section 6.9.          Creation of Indebtedness; Guarantees.................................... 50
         Section 6.10.         Other Activities........................................................ 50

ARTICLE VII           THE CERTIFICATES................................................................. 51

         Section 7.1.          The Certificates........................................................ 51
         Section 7.2.          Authentication of Certificates.......................................... 51
         Section 7.3.          Registration of Transfer and Exchange of
                               Certificates............................................................ 51
         Section 7.4.          Mutilated, Destroyed, Lost or Stolen Certificates....................... 54
         Section 7.5.          Persons Deemed Owners................................................... 54
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         Section 7.6.          Access to List of Certificateholders' Names and
                                    Addresses.......................................................... 55
         Section 7.7.          Maintenance of Office or Agency......................................... 55
         Section 7.8.          Affiliated Group May Own Certificates................................... 55

ARTICLE VIII          THE SELLER....................................................................... 56

         Section 8.1.          Liability of Seller..................................................... 56
         Section 8.2.          Merger or Consolidation of, or Assumption of the
                                    Obligations of Seller; Amendment of Certificate of
                               Incorporation........................................................... 56
         Section 8.3.          Limitation on Liability of Seller and Others............................ 56

ARTICLE IX            THE SERVICER..................................................................... 57

         Section 9.1.          Liability of Servicer; Indemnities...................................... 57
         Section 9.2.          Merger or Consolidation of, or Assumption of the
                               Obligations of the Servicer or Backup Servicer.......................... 58
         Section 9.3.          Limitation on Liability of Servicer, Backup Servicer
                                    and Others......................................................... 59
         Section 9.4.          Delegation of Duties.................................................... 60
         Section 9.5.          Servicer and Backup Servicer Not to Resign.............................. 60

ARTICLE X             SERVICER TERMINATION EVENTS...................................................... 61

         Section 10.1.         Servicer Termination Event.............................................. 61
         Section 10.2.         Consequences of a Servicer Termination Event............................ 62
         Section 10.3.         Appointment of Successor................................................ 63
         Section 10.4.         Notification to Certificateholders...................................... 64
         Section 10.5.         Waiver of Past Defaults................................................. 64

ARTICLE XI            THE TRUSTEE...................................................................... 65

         Section 11.1.         Duties of Trustee....................................................... 65
         Section 11.2.         Trustee's Assignment of Administrative Receivables
                                    and Warranty Receivables........................................... 67
         Section 11.3.         Certain Matters Affecting the Trustee................................... 67
         Section 11.4.         Trustee Not Liable for Certificates or Receivables...................... 68
         Section 11.5.         Trustee May Own Certificates............................................ 69
         Section 11.6.         Trustee's Fees and Expenses; Indemnification............................ 69
         Section 11.7.         Subscription Agreement.................................................. 70
         Section 11.8.         Eligibility Requirements for Trustee.................................... 70
         Section 11.9.         Resignation or Removal of Trustee....................................... 70
         Section 11.10.        Successor Trustee....................................................... 71
         Section 11.11.        Merger or Consolidation of Trustee...................................... 72
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         Section 11.12.        Appointment of Co-Trustee or Separate Trustee........................... 72
         Section 11.13.        Representations and Warranties of Trustee............................... 73
         Section 11.14.        Tax Returns............................................................. 74
         Section 11.15.        Trustee May Enforce Claims Without Possession of
                                    Certificates....................................................... 74
         Section 11.16.        Suit for Enforcement.................................................... 75
         Section 11.17.        Rights to Direct Trustee................................................ 75

ARTICLE XII           TERMINATION...................................................................... 75

         Section 12.1.         Termination of the Trust................................................ 75
         Section 12.2.         Optional Purchase of All Receivables.................................... 77

ARTICLE XIII          MISCELLANEOUS PROVISIONS......................................................... 77

         Section 13.1.         Amendment............................................................... 77
         Section 13.2.         Protection of Title to Trust............................................ 78
         Section 13.3.         Limitation on Rights of Certificateholders.............................. 80
         Section 13.4.         Governing Law........................................................... 81
         Section 13.5.         Severability of Provisions.............................................. 81
         Section 13.6.         Assignment.............................................................. 81
         Section 13.7.         Certificates Nonassessable and Fully Paid............................... 82
         Section 13.8.         Third-Party Beneficiaries............................................... 82
         Section 13.9.         Financial Security as Controlling Party................................. 82
         Section 13.10.        Counterparts............................................................ 82
         Section 13.11.        Notices................................................................. 82
         Section 13.12.        Successors and Assigns.................................................. 83
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                                    SCHEDULES

Schedule A        --        Schedule of Receivables

Schedule B        --        Representations and Warranties of the Seller

Schedule C        --        Servicing Policies and Procedures


                                    EXHIBITS

Exhibit A         --        Form of Class A Certificate

Exhibit B         --        Form of Class B Certificate

Exhibit C         --        Form of Servicer's Certificate

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         THIS POOLING AND SERVICING AGREEMENT ("this Agreement"), dated as of
April 30, 1996, is made with respect to the formation of the AmeriCredit Automobile Receivables Trust 1996-B (the "Trust"), among AmeriCredit Financial Services, Inc., a Delaware corporation, ("AmeriCredit") (in its capacity as Servicer, the "Servicer", AFS Funding Corp., a Nevada corporation, as the Initial Class B Certificateholder and as the Seller (the "Seller") and LaSalle National Bank, a national banking association, as Trustee (in such capacity, the "Trustee"), as Backup Servicer (in such capacity, the "Backup Servicer") and as Collateral Agent (in such capacity, the "Collateral Agent").

         WHEREAS, the Seller wishes to establish a trust and provide for the allocation and sale of the beneficial interests therein and the maintenance and distribution of the trust estate;

         WHEREAS, the Servicer has agreed to service the Receivables, which constitute the principal assets of the trust estate;

         WHEREAS, all things necessary to make the Certificates, when executed and authenticated by the Trustee, valid instruments, and to make this Agreement a valid agreement, in accordance with their and its terms, have been done; and

         WHEREAS, LaSalle National Bank is willing to serve in the capacity of Trustee and Backup Servicer hereunder.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Seller, the Servicer, the Trustee and the Backup Servicer hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.1. Definitions. All terms defined in the Spread Account Agreement (as defined below) shall have the same meaning in this Agreement. Whenever capitalized and used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         Accountants' Report: The report of a firm of nationally recognized independent accountants described in Section 4.11.

         Accounting Date: With respect to a Distribution Date, the last day of the Collection Period immediately preceding such Distribution Date.

         Administrative Receivable: With respect to any Collection Period, a Receivable which the Servicer is required to purchase pursuant to Section 4.7 or which the Servicer has elected to purchase pursuant to Section 4.4(c) on the Deposit Date with respect to such Collection Period.

         Affiliate: With respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person, means the power to direct the management and voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         Aggregate Principal Balance: With respect to any Determination Date, the sum of the Principal Balances (computed as of the related Accounting Date) for all Receivables (other than (i) any Receivable that became a Liquidated Receivable during the related Collection Period and (ii) any Receivable that became a Purchased Receivable on the immediately preceding Deposit Date).

         Agreement: shall have the meaning set forth in the first paragraph of this Agreement.

         AmeriCredit: shall have the meaning set forth in the first paragraph of this Agreement.

         Amount Available: With respect to any Distribution Date, the sum of (i) the Available Funds for the immediately preceding Determination Date, plus (ii) the Deficiency Claim Amount, if any, received by the Trustee with respect to such Distribution Date, plus (iii) the Policy Claim Amount, if any, received by the Trustee with respect to such Distribution Date.

         Amount Financed: With respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the Financed Vehicle and related costs, including amounts advanced in respect of accessories, insurance premiums, service and warranty contracts, other items customarily financed as part of retail automobile installment sale contracts or promissory notes, and related costs.

         Annual Percentage Rate or APR: With respect to a Receivable, the rate per annum of finance charges stated in such Receivable as the "annual percentage rate" (within the meaning of the Federal Truth-in-Lending Act). If after the Closing Date, the rate per annum with respect to a Receivable as of the Closing Date is reduced as a result of (i) an insolvency proceeding involving the Obligor or (ii) pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, Annual Percentage Rate or APR shall refer to such reduced rate.

         Annual Trustee's Fee: Shall have the meaning set forth in Section 11.6.

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         Available Funds: With respect to any Determination Date, the sum of (i)
the Collected Funds for such Determination Date, (ii) all Purchase Amounts deposited in the Collection Account on the related Deposit Date and (iii) all income from investments of funds in the Collection Account during the prior Collection Period.

         Backup Servicer: LaSalle National Bank, or its successor in interest pursuant to Section 10.2, or such Person as shall have been appointed as Backup Servicer or successor Servicer pursuant to Section 10.3.

         Basic Servicing Fee: With respect to any Collection Period, the fee payable to the Servicer for services rendered during such Collection Period, which shall be equal to one-twelfth of the Basic Servicing Fee Rate multiplied by the Aggregate Principal Balance as of the first day of the Collection Period.

         Basic Servicing Fee Rate: 2.50% per annum, payable monthly at one-twelfth of the annual rate.

         Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

         Business Day: Any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions or trust companies in Texas, New York, Illinois or any other location of any successor Servicer, successor Trustee or successor Collateral Agent are authorized or obligated by law, executive order or governmental decree to be closed.

         Calendar Quarter: The three-month period ending on the last day of March, June, September or December.

         Certificate: Any one of the Class A Certificates or Class B Certificates executed by the Trustee on behalf of the Trust in substantially the form set forth in Exhibit A or B, respectively.

         Certificate Majority: Holders of Class A Certificates and Class B Certificates representing a majority of the sum of the Class A Certificate Balance and the Class B Certificate Balance, or if there are no Class A Certificates outstanding, holders of Class B Certificates representing a majority of the Class B Certificate Balance, provided, that for so long as the Class B Certificate is held by any Affiliate of AmeriCredit or by AmeriCredit, it shall be disregarded for purposes of this definition.

         Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register.

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         Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 7.3.

         Class: A class of Certificates.

         Class A Certificate: Any one of the Certificates executed by the Trust and authenticated by the Trustee in substantially the form set forth in Exhibit A hereto.

         Class A Certificate Balance: Initially, the Class A Percentage of the Cutoff Date Principal Balance and, thereafter, the initial Class A Certificate Balance reduced by all amounts distributed to the Class A Certificateholders and allocable to principal.

         Class A Certificate Factor: As of any Distribution Date, a seven-digit decimal figure equal to the Class A Certificate Balance as of the close of business on such Distribution Date divided by the initial Class A Certificate Balance as of the Cut-off Date.

         Class A Distributable Amount: On any Distribution Date, the sum of the Class A Principal Distributable Amount and the Class A Interest Distributable Amount.

         Class A Interest Carryover Shortfall: As of the close of business on any Distribution Date, the excess of the Class A Interest Distributable Amount for such Distribution Date plus any outstanding Class A Interest Carryover Shortfall from the preceding Distribution Date plus interest on such outstanding Class A Interest Carryover Shortfall, to the extent permitted by law, at the Class A Pass-Through Rate from such preceding Distribution Date through the current Distribution Date, over the amount of interest that the holders of the Class A Certificates actually received on such current Distribution Date.

         Class A Interest Distributable Amount: With respect to any Distribution Date, the sum of (i) for the initial Distribution Date forty-one (41) days of interest and for any Distribution Date thereafter, thirty (30) days of interest, in any case calculated on the basis of a 360-day year consisting of twelve 30-day months, at the Class A Pass-Through Rate on the Class A Certificate Balance as of the close of business on the last day of the preceding Collection Period and (ii) any outstanding Class A Interest Carryover Shortfall with respect to the immediately preceding Distribution Date.

         Class A Pass-Through Rate: 6.50% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months.

         Class A Percentage: 92%.

         Class A Principal Carryover Shortfall: As of the close of business on any Distribution Date, the excess of the Class A Principal Distributable Amount plus any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date

                                        4
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over the amount of principal that the holders of the Class A Certificates actually received on such current Distribution Date.

         Class A Principal Distributable Amount: With respect to any Distribution Date, other than the Final Scheduled Distribution Date, without duplication, the sum of (x) the Class A Percentage of the sum of (i) the principal portion of all Collected Funds received during or with respect to the immediately preceding Collection Period (other than Liquidated Receivables and Purchased Receivables) including the principal portion of all prepayments, (ii) the Principal Balance of all Receivables that became Liquidated Receivables during the related Collection Period (other than Purchased Receivables), (iii) the principal portion of the Purchase Amount of all Receivables that became Purchased Receivables as of the immediately preceding Accounting Date, plus, in the sole discretion of the Security Insurer, provided no Insurer Default shall have occurred and be continuing, all or any lesser portion (as the Security Issuer may determine) of the Principal Balance as of the immediately preceding Accounting Date of all the Receivables that were required to be purchased pursuant to Sections 3.5 or 4.7 as of the immediately preceding Accounting Date but were not so purchased and (iv) the aggregate amount of Cram Down Losses that shall have occurred during the related Collection Period, and (y) Class A Principal Carryover Shortfall. On the Final Scheduled Distribution Date the Class A Principal Distributable Amount shall be the Outstanding Class A Certificate Balance.

         Class B Certificate: Any one of the Certificates executed by the Trust and authenticated by the Trustee in substantially the form set forth in Exhibit B hereto.

         Class B Certificate Balance: Initially, the Class B Percentage of the Cut-off Date Principal Balance and, thereafter, the initial Class B Certificate Balance, reduced by (x) all amounts distributed (pursuant to the provision set forth in Section 5.5(b) hereof) to Class B Certificateholders and allocable to principal and (y) on any Distribution Date on which (i) the sum of the Class A Certificate Balance and the Class B Certificate Balance as of such Distribution Date and after taking into account all distributions to be made on such Distribution Date exceeds (ii) the Pool Balance with respect to the immediately preceding Collection Period, the amount of such excess.

         Class B Certificate Factor: As of any Distribution Date, a seven-digit decimal figure equal to the Class B Certificate Balance as of the close of business on such Distribution Date divided by the initial Class B Certificate Balance as of the Cut-Off Date.

         Class B Coupon Interest Amount: With respect to any Distribution Date, the sum of (i) for the initial Distribution Date forty-one (41) days of interest and for any Distribution Date thereafter, thirty (30) days of interest, in any case calculated on the basis of a 360-day year consisting of twelve 30-day months, at the pass-through rate appropriate to the Class B Certificate Balance as of the close of business on the last day of the preceding Collection Period and (ii) any outstanding Class B Coupon Interest Carryover Shortfall with respect to the immediately preceding Distribution Date.

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         Class B Coupon Interest Carryover Shortfall: As of the close of business on any Distribution Date, the excess of the Class B Coupon Interest Amount for such Distribution Date plus any outstanding Class B Coupon Interest Carryover Shortfall from the preceding Distribution Date, over the amount of interest that the holders of the Class B Certificates actually received on such current Distribution Date.

         Class B Excess Interest Amount: With respect to any Distribution Date, an amount equal to the portion of Available Funds, if any, remaining after the distribution of amounts required to be distributed on such Distribution Date pursuant to clauses (i) through (vii) of Section 5.5(a).

         Class B Percentage: 8%.

         Class B Principal Carryover Shortfall: As of the close of business on any Distribution Date, the excess of the Class B Principal Distributable Amount plus any outstanding Class B Principal Carryover Shortfall from the preceding Distribution Date over the amount of principal that the holders of the Class B Certificates actually received on such current Distribution Date.

         Class B Principal Distributable Amount: With respect to any Distribution Date, without duplication, the Class B Percentage of the sum of:
(i) the principal portion of all Collected Funds received during or with respect to the immediately preceding Collection Period (other than Liquidated Receivables and Purchased Receivables) including the principal portion of all prepayments, (ii) the Principal Balance of all Receivables that became Liquidated Receivables during the related Collection Period (other than Purchased Receivables), (iii) the principal portion of the Purchase Amount of all Receivables that became Purchased Receivables as of the immediately preceding Accounting Date, and (iv) the aggregate amount of Cram Down Losses that shall have occurred during the related Collection Period.

         Closing Date: May 16, 1996.

         Collateral Agent: The Collateral Agent named in the Spread Account Agreement, and any successor thereto pursuant to the terms of the Spread Account Agreement.

         Collateral Insurance: Shall have the meaning set forth in Section
4.4(a).

         Collected Funds: With respect to any Determination Date, the amount of funds in the Collection Account representing collections on the Receivables during or with respect to the related Collection Period, including all Liquidation Proceeds collected during the related Collection Period (but excluding any Purchase Amounts).

         Collection Account: The account designated as the Collection Account in, and which is established and maintained pursuant to, Section 5.1.

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
         Collection Period: With respect to the first Distribution Date, the period beginning on the close of business on April 30, 1996 and ending on the close of business on May 31, 1996. With respect to each subsequent Distribution Date, the preceding calendar month. Any amount stated "as of the close of business of the last day of a Collection Period" shall give effect to the following calculations as determined as of the end of the day on such last day:
(i) all applications of collections, and (ii) all distributions.

         Collection Records: All manually prepared or computer generated records relating to collection efforts or payment histories with respect to the Receivables.

         Compensating Interest: Shall have the meaning set forth in Section 4.8(b) hereof.

         Computer Tape or Listing: The computer tape or listing generated on behalf of the Seller which provides information relating to the Receivables and which was used by the Seller in selecting the Receivables conveyed to the Trust hereunder.

         Controlling Party: The Security Insurer, so long as no Insurer Default shall have occurred and be continuing and the Trustee for the benefit of the Certificateholders, for so long as the Insurer Default shall have occurred and be continuing.

         Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the Closing Date is located at LaSalle National Bank, 135 S. LaSalle Street , Suite 1740, Chicago, Illinois 60603, Attention: Asset Backed Securities Trust Administration. The telecopy number for the Corporate Trust Office on the Closing Date is (312) 904-2084.

         Cram Down Loss: With respect to a Receivable, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on a Receivable or otherwise modifying or restructuring the scheduled payments to be made on a Receivable, an amount equal to the excess of the principal balance of such Receivable immediately prior to such order over the principal balance of such Receivable as so reduced or the net present value (using as the discount rate the higher of the APR on such Receivable or the rate of interest, if any, specified by the court in such order) of the scheduled payments as so modified or restructured. A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.

                  Cumulative Net Losses: The difference between (A) the sum of
(i) the aggregate Principal Balances (plus accrued and unpaid interest, at the applicable APR) of all Receivables that became Liquidated Receivables through the Accounting Date of the latest Collection Period, plus (ii) the Principal Balance of all Receivables that became Purchased Receivables through the Accounting Date of the latest Collection Period and that were delinquent with respect to 5% or more of a Scheduled Payment more than 30 days through the Accounting Date of the latest Collection Period, plus (iii) the aggregate

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of all Cram Down Losses that occurred through the Accounting Date of the latest
Collection Period, and (B) the Liquidation Proceeds received by the Seller through the Accounting Date of the latest Collection Period.

         Custodian: AmeriCredit and any other Person named from time to time as custodian in any Custodian Agreement acting as agent for the Trustee, which Person must be acceptable to the Controlling Party (the Custodian as of the Closing Date is acceptable to the Security Insurer as of the Closing Date).

         Custodian Agreement: Any Custodian Agreement from time to time in effect between the Custodian named therein and the Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, which Custodian Agreement and any amendments, supplements or modifications thereto shall be acceptable to the Controlling Party (the Custodian Agreement which is effective on the Closing Date is acceptable to the Controlling Party).

         Cut-off Date: April 30, 1996.

         Cut-off Date Principal Balance: $126,023,711.08.

         Dealer: A seller of new or used automobiles or light trucks that originated one or more of the Receivables and sold the respective Receivable, directly or indirectly, to AmeriCredit.

         Dealer Agreement: An agreement by and among AmeriCredit and a Dealer relating to the sale of retail installment sale contracts and installment notes to AmeriCredit and all documents and instruments relating thereto.

         Dealer Assignment: With respect to a Receivable, the executed assignment executed by a Dealer conveying such Receivable to AmeriCredit.

         Dealer Underwriting Guide: means the underwriting manual used by AmeriCredit in the purchase of Receivables as amended from time to time.

         Deficiency Claim Amount: Shall have the meaning set forth in Section 6.3(a).

         Deficiency Claim Date: With respect to any Distribution Date, the fourth Business Day immediately preceding such Distribution Date.

         Deficiency Notice: Shall have the meaning set forth in Section 6.3(a).

         Deposit Date: With respect to any Collection Period, the Business Day immediately preceding the related Determination Date.

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
         Depository: The Depository Trust Company, 7 Hanover Square, New York, New York 10004 and any successor Depository hereafter named.

         Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited from time to time.

         Determination Date: With respect to a Collection Period, the earlier of
(i) the fourth Business Day preceding the Distribution Date in the next calendar month, and (ii) the 5th day of the next calendar month, or if such 5th day is not a Business Day, the next succeeding Business Day.

         Distribution Amount: With respect to a Distribution Date, the sum of
(i) the Available Funds for such Distribution Date, plus (ii) the Deficiency Claim Amount, if any, received by the Trustee with respect to such Distribution Date.

         Distribution Date: The 12th day of each calendar month, or if such 12th day is not a Business Day, the next succeeding Business Day, commencing June 12, 1996 and including the Final Scheduled Distribution Date.

         Draw Date: With respect to any Distribution Date, the third Business Day immediately preceding such Distribution Date.

         Electronic Ledger: The electronic master record of the retail installment sales contracts or installment loans of the Servicer.

         Eligible Account: (i) A segregated trust account that is maintained with a depository institution acceptable to the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing), or (ii) a demand deposit account maintained with a depository institution or trust company organized under the laws of the United States of America, or any of the States thereof, or the District of Columbia, having a certificate of deposit, short term deposit or commercial paper rating of at least A-1+ by Standard & Poor's and P-1 by Moody's and (so long as an Insurer Default shall not have occurred and be continuing) acceptable to the Security Insurer. In either case, such depository institution or trust company shall have been approved by the Controlling Party (as defined in the Spread Account Agreement), acting in its discretion, by written notice to the Collateral Agent.

         Eligible Investments: Any one or more of the following types of investments:

               (i) (A) direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States; and (B) direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to timely payment of principal and interest by, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, but only if, at the time of investment, such obligations are rated AAA by Standard & Poor's and Aaa by Moody's;

               (ii) demand or time deposits in, certificates of deposit of, or bankers' acceptances issued by any depository institution or trust company organized under the laws of the United States or any State and subject to supervision and examination by federal and/or State banking authorities (including, if applicable, the Trustee or any agent of the Trustee acting in their respective commercial capacities); provided that the short-term unsecured debt obligations of such depository institution or trust company at the time of such investment, or contractual commitment providing for such investment, are rated A1+ by Standard & Poor's and P-1 by Moody's;

               (iii) repurchase obligations pursuant to a written agreement (A) with respect to any obligation described in clause (i) above, where the Trustee has taken actual or constructive delivery of such obligation in accordance with Section 5.1, and (B) entered into with a depository institution or trust company organized under the laws of the United States or any State thereof, the deposits of which are insured by the Federal Deposit Insurance Corporation and the short-term unsecured debt obligations of which are rated "A-1+" by Standard & Poor's and "P-1" by Moody's (including, if applicable, the Trustee or any agent of the Trustee acting in their respective commercial capacities);

               (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State whose long-term unsecured debt obligations are rated AAA by Standard & Poor's and Aaa by Moody's at the time of such investment or contractual commitment providing for such investment; provided however, that securities issued by any particular corporation will not be Eligible Investments to the extent that an investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Collection Account to exceed 10% of the Eligible Investments held in the Collection Account (with Eligible Investments held in the Collection Account valued at par);

               (v) commercial paper that (1) is payable in United States dollars and (2) is rated A1+ by Standard & Poor's and P-1 by Moody's;

               (vi) money market mutual funds registered under the Investment Company Act of 1940, as amended, having a rating, at the time of such investment, from each of the Rating Agencies in the highest investment category granted thereby (in the case of Standard & Poor's AAAm-G or AAAm); and

               (vii) any other demand or time deposit, obligation, security or investment as may be acceptable to the Rating Agencies and the Security Insurer, as evidenced by the prior written consent of the Rating Agencies and the Security Insurer, as may from time to time be confirmed in writing to the Trustee by the Security Insurer.

         Eligible Servicer: AmeriCredit, the Backup Servicer or another Person which at the time of its appointment as Servicer, (i) is servicing a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans, (ii) is legally qualified and has the capacity to service the Receivables, (iii) has demonstrated the ability professionally and competently to service a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans similar to the Receivables with reasonable skill and care, (iv) is qualified and entitled to use, pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the Servicer uses in connection with performing its duties and responsibilities under this Agreement or otherwise has available software which is adequate to perform its duties and responsibilities under this Agreement and (v) has a minimum net worth of $50,000,000.

         Final Scheduled Distribution Date: January 12, 2002.

         Financed Vehicle: A new or used automobile or light truck, van or mini-van together with all accessories thereto, securing or purporting to secure an Obligor's indebtedness under a Receivable.

         Force-Placed Insurance: The meaning set forth in Section 4.4(b).

         Fractional Undivided Interest: The fractional undivided interest in the Trust that is evidenced by a Certificate.

         Independent Accountants: Shall have the meaning set forth in Section 4.11(a).

         Insurance Add-On Amount: The premium charged to the Obligor in the event that the Servicer obtains Force-Placed Insurance pursuant to Section 4.4.

         Insurance Agreement: The Insurance and Indemnity Agreement between the Security Insurer and AmeriCredit.

         Insurance Agreement Event of Default: An "Event of Default" as defined in the Insurance Agreement.

         Insurance Policy: With respect to a Receivable, any insurance policy benefiting the holder of the Receivable providing loss or physical damage, credit life, credit disability, theft, mechanical breakdown or similar coverage with respect to the Financed Vehicle or the Obligor.

         Insurer Default: The occurrence and continuance of any of the following events:

               (A) the Security Insurer shall have failed to make a payment required under the Policy in accordance with its terms;

               (B) The Security Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

               (C) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Security Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Security Insurer (or the taking of possession of all or any material portion of the property of the Security Insurer).

         Lien: Any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind, including tax liens, mechanics' liens and any liens that attach by operation of law.

         Lien Certificate: With respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles of the applicable state to a secured party which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title. In any jurisdiction in which the original certificate of title is required to be given to the Obligor, the term "Lien Certificate" shall mean only a certificate or notification issued to a secured party.

         Liquidated Receivable: With respect to any Collection Period, a Receivable as to which (i) 90 days have elapsed since the Servicer repossessed the Financed Vehicle, (ii) the Servicer has determined in good faith that all amounts it expects to recover have been received or (iii) 5% or more of a Scheduled Payment shall have become 120 or more days delinquent, except in the case of repossessed Financed Vehicles.

         Liquidation Proceeds: With respect to a Liquidated Receivable, all amounts realized with respect to such Receivable (other than amounts withdrawn from the Spread Account and drawings under the Policy) net of (i) reasonable expenses incurred by the Servicer in connection with the collection of such Receivable and the repossession and disposition of the Financed Vehicle and (ii) amounts that are required to be refunded to the Obligor on such Receivable; provided however, that the Liquidation Proceeds with respect to any Receivable shall in no event be less than zero.

         Lockbox Account: An account maintained on behalf of the Trustee by the Lockbox Bank pursuant to Section 4.2(d).

         Lockbox Agreement: The Tri-Party Remittance Processing Agreement, dated as of April 30, 1996, by and among AmeriCredit, First Interstate Bank of Texas, N.A., and the Trustee, as such agreement may be amended or supplemented from time to time, unless the Trustee hereunder shall cease to be a party thereunder, or such agreement shall be terminated in accordance with its terms, in which event "Lockbox Agreement" shall mean such other agreement, in form and substance acceptable to the Controlling Party, among the Servicer, the Trustee and the Lockbox Bank.

         Lockbox Bank: A depository institution named by the Servicer and acceptable to the Controlling Party.

         Monthly Records: All records and data maintained by the Servicer with respect to the Receivables, including the following with respect to each
Receivable: the account number; the originating Dealer; Obligor name; Obligor address; Obligor home phone number; Obligor business phone number; original Principal Balance; original term; Annual Percentage Rate; current Principal Balance; current remaining term; origination date; first payment date; final scheduled payment date; next payment due date; date of most recent payment; new/used classification; collateral description; days currently delinquent; number of contract extensions (months) to date; amount of Scheduled Payment; current Insurance Policy expiration date; and past due late charges.

         Moody's: Moody's Investors Service, Inc., or any successor thereto.

         Notice of Deficiency: A written or telecopied notice from the Trustee to the Security Insurer, substantially in the form of Exhibit A to the Policy.

         Obligor: The purchaser or the co-purchasers of the Financed Vehicle and any other Person or Persons who are primarily or secondarily obligated to make payments under a Receivable.

         Officer's Certificate: A certificate signed by the chairman of the board, the vice chairman, the president, the chief financial officer or any vice president.

         Opinion of Counsel: A written opinion of counsel reasonably acceptable to the Security Insurer, which opinion is acceptable in form and substance to the Trustee and, if such opinion or a copy thereof is required by the provisions of this Agreement to be delivered to the Security Insurer, to the Security Insurer.

         Other Conveyed Property: All property conveyed by the Seller to the Trust pursuant to this Agreement other than the Receivables.

         Person: Any legal person, including any individual, corporation, partnership, joint venture, estate, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity.

         Prepayment: Any payment in full made by an Obligor of the principal of a Receivable which is received by the Servicer in advance of the scheduled maturity date for such Receivable.

         Policy: The financial guaranty insurance policy number -N issued by the Security Insurer to the Trustee for the benefit of the Class A
Certificateholders, including any endorsements thereto.

         Policy Claim Amount: Shall have the meaning set forth in Section
6.4(a).

         Policy Payments Account: The account designated as the Policy Payments Account in, and which is established and maintained pursuant to, Section 5.1.

         Pool Balance: As of the close of business on the last day of a Collection Period, the aggregate Principal Balance of the Receivables (excluding Purchased Receivables and Liquidated Receivables).

         Pool Factor: With respect to any Distribution Date, a seven digit decimal figure equal to, as applicable, the Class A Certificate Balance as of such Distribution Date (after giving effect to distributions on such date) divided by the Class A Certificate Balance as of the Closing Date, or, the Class B Certificate Balance as of such Distribution Date (after giving effect to distributions on such date) divided by the Class B Certificate Balance as of the Closing Date.

         Preference Claim: Shall have the meaning set forth in Section 6.5(b).

         Principal Balance: With respect to any Receivable, as of any date, the Amount Financed minus (i) that portion of all amounts received on or prior to such date and allocable to principal in accordance with the terms of the Receivable, and (ii) any Cram Down Loss in respect of such Receivable.

         Prospectus Supplement: The Prospectus Supplement, dated May __, 1996, relating to the Class A Certificates.

         Purchase Amount: With respect to a Receivable, the Principal Balance and all accrued and unpaid interest on the Receivable as of the date of purchase.

         Purchased Receivable: As of any Accounting Date, any Receivable that became a Warranty Receivable or Administrative Receivable as of such Accounting Date (or which the Seller or the Servicer has elected to purchase as of an earlier Accounting Date, as permitted hereunder) and as to which the Purchase Amount has been deposited in the Collection Account by the Seller or the Servicer, as applicable, on or before the related Deposit Date.

         Rating Agency: Each of Moody's and Standard & Poor's, so long as such Persons maintain a rating on the Certificates; and if either Moody's or Standard & Poor's no longer maintains a rating on the Certificates, such other nationally recognized statistical rating organization selected by the Certificate Majority, AmeriCredit and (so long as an Insurer Default shall not have occurred and be continuing) acceptable to the Security Insurer.

         Receivable: A retail installment sale contract or promissory note (and related security agreement) for a new or used automobile or light truck, vans or mini-vans (and all accessories thereto) that is included in the Schedule of Receivables, and all rights and obligations under such a contract, but not including (i) any Liquidated Receivable (other than for purposes of calculating, as applicable, the Class A Principal Distributable Amount and the Class B Principal Distributable Amount hereunder), or (ii) any Purchased Receivable on or after the Accounting Date immediately preceding the Deposit Date on which payment of the Purchase Amount is made in connection therewith pursuant to
Section 5.4.

         Receivables Purchase Agreement: The Receivables Purchase Agreement and Assignment, dated as of April 30, 1996, between the Seller and the Servicer.

         Receivable File: The documents, electronic entries, instruments and writings listed in Section 3.2 pertaining to a particular Receivable.

         Record Date: The last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

         Registrar of Titles: With respect to any state, the governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.

         Related Documents: The Certificates, the Indemnification Agreement, the Spread Account Agreement, the Insurance Agreement, the Lockbox Agreement, the

Custodian Agreement, the Receivables Purchase Agreement and the Underwriting Agreement dated May 9, 1996 between the Seller and the initial purchaser of the Class A Certificates. The Related Documents to be executed by any party are referred to herein as "such party's Related Documents," "its Related Documents" or by a similar expression.

         Repurchase Events: The occurrence of a breach of any of the Seller's or the Servicer's representations and warranties in this Agreement which requires the repurchase of a Receivable by the Seller or the Servicer pursuant hereto.

         Required Deposit Rating: A rating on short-term unsecured debt obligations of "P-1" by Moody's and at least "A-1+" by Standard & Poor's (or such other rating as may be acceptable to the Rating Agencies and, so long as an Insurer Default shall not have occurred and be continuing, the Security Insurer) so as to not affect the rating on the Certificates.

         Responsible Officer: When used with respect to the Trustee, any officer of the Trustee assigned by the Trustee to administer its corporate trust affairs relating to the Trust. When used with respect to any other Person that is not an individual, the President, any Vice-President or Assistant Vice-President or the Controller of such Person, or any other officer or employee having similar functions.

         Schedule of Receivables: The schedule of all retail installment sales contracts and promissory notes originally held as part of the Trust which is attached as Schedule A.

         Schedule of Representations: The Schedule of Representations and Warranties attached hereto as Schedule B.

         Scheduled Payment: With respect to any Collection Period for any Receivable, the amount set forth in such Receivable as required to be paid by the Obligor in such Collection Period. If after the Closing Date, the Obligor's obligation under a Receivable with respect to a Collection Period has been modified so as to differ from the amount specified in such Receivable as a result of (i) the order of a court in an insolvency proceeding involving the Obligor, (ii) pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940 or
(iii) modifications or extensions of the Receivable permitted by Section 4.2(b), the Scheduled Payment with respect to such Collection Period shall refer to the Obligor's payment obligation with respect to such Collection Period as so modified.

         Security Insurer: Financial Security Assurance Inc., a monoline insurance company incorporated under the laws of the State of New York, or any successor thereto, as issuer of the Policy.

         Seller: shall have the meaning set forth in the first paragraph of this Agreement.

         Series: The Certificates issued pursuant to this Agreement.

         Servicer: AmeriCredit Financial Services, Inc., a Delaware corporation, its successor in interest pursuant to Section 9.2 or, after any termination of the Servicer upon a Servicer Termination Event, the Backup Servicer or any other successor Servicer.

         Servicer Extension Notice: The notice delivered pursuant to Section
4.14.

         Servicer Termination Event: An event described in Section 10.1.

         Servicer's Certificate: With respect to each Determination Date, a certificate, completed by and executed on behalf of the Servicer, in accordance with Section 4.9, substantially in the form attached hereto as Exhibit C.

         Simple Interest Method: The method of allocating a fixed level payment on an obligation between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest on such obligation multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the calendar month and 365 days in the calendar year) elapsed since the preceding payment under the obligation was made.

         Simple Interest Receivable: A Receivable under which the portion of the payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

         Spread Account: The Series 1996-B Spread Account established and maintained pursuant to the Spread Account Agreement. The Spread Account shall in no event be deemed part of the Trust Property.

         Spread Account Agreement: The Spread Account Agreement among the Seller, the Security Insurer, the Collateral Agent and the Trustee as the same may be amended, supplemented or otherwise modified in accordance with the terms thereof.

         Standard & Poor's: Standard & Poor's Ratings Service, or any successor thereto.

         Subcollection Account: The account designated as the Subcollection Account in, and which is established and maintained pursuant to Section 5.2(a).

         Subscription Agreement: The Subscription Agreement among the Seller, and the Trustee on behalf of the Trust, dated as of the date hereof, as the same may be amended, supplemented or otherwise modified in accordance with the terms thereof.

         Supplemental Servicing Fee: With respect to any Collection Period all administrative fees, expenses and charges paid by or on behalf of Obligors, including late fees, prepayment fees and liquidation fees collected on the Receivables during such Collection Period.

         Total Servicing Fee: The sum of the Basic Servicing Fee and the Supplemental Servicing Fee.

         Trigger Event: shall have the meaning set forth in the Spread Account Agreement.

         Trust: shall have the meaning set forth in Section 2.1.

         Trust Property: The property and proceeds conveyed pursuant to Section 3.1, together with certain monies paid on or after the Cut-off Date, the Policy, the Collection Account (including all Eligible Investments therein and all proceeds therefrom), the Lockbox Account, the Subcollection Account and certain other rights under this Agreement. Although the Seller has pledged the Spread Account to the Trustee and the Security Insurer pursuant to the Spread Account Agreement, the Spread Account shall not under any circumstances be deemed to be a part of or otherwise includable in the Trust or the Trust Property.

         Trustee: The Person acting as Trustee under this Agreement, its successors in interest and any successor Trustee under this Agreement.

         UCC: The Uniform Commercial Code as in effect in the relevant jurisdiction.

         Warranty Receivable: With respect to any Collection Period, a Receivable which the Seller has become obligated to repurchase pursuant to
Section 3.5.

         Section 1.2. Usage of Terms. With respect to all terms used in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the terms "include" or "including" mean "include without limitation" or "including without limitation."

         Section 1.3. Calculations. All calculations of the amount of interest accrued on the Certificates and all calculations of the amount of the Basic Servicing Fee shall be made on the basis of a 360-day year consisting of twelve 30-day months. All references to the Principal Balance of a Receivable as of a Accounting Date shall refer to the close of business on such day.

         Section 1.4. Section References. All references to Articles, Sections, paragraphs, subsections, exhibits and schedules shall be to such portions of this Agreement unless otherwise specified.

         Section 1.5. Action by or Consent of Certificateholders. Whenever any provision of this Agreement refers to action to be taken, or consented to, by Certificateholders, such provision shall be deemed to refer to Certificateholders of record as of the Accounting Date immediately preceding the date on which such action is to be taken, or consent given, by Certificateholders. Solely for the purposes of any action to be taken, or consented to, by Certificateholders, any Certificate registered in the name of AmeriCredit or any Affiliate thereof shall be deemed not to be outstanding and the Fractional Undivided Interest evidenced thereby shall not be taken into account in determining whether the requisite Fractional Undivided Interest necessary to effect any such action or consent has been obtained; provided however, that, solely for the purpose of determining whether the Trustee is entitled to rely upon any such action or consent, only Certificates which the Trustee knows to be so owned shall be so disregarded.

         Section 1.6. No Recourse. No recourse may be taken, directly or indirectly, under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against any stockholder, officer, or director, as such, of the Seller, the Servicer or the Trustee or of any predecessor or successor of the Seller, the Servicer or the Trustee.

         Section 1.7. Material Adverse Effect. Whenever a determination is to be made under this Agreement as to whether a given event, action, course of conduct or set of facts or circumstances could or would have a material adverse effect on the Trust or the Certificateholders (or any similar or analogous determination), such determination shall be made without taking into account the insurance provided by the Policy.

                                   ARTICLE II
                                CREATION OF TRUST

         Section 2.1. Creation of Trust. The Seller does hereby create and establish, pursuant to the laws of the State of New York and this Agreement a trust (the "Trust"), which for convenience shall be known as "AmeriCredit Automobile Receivables Trust 1996-B."

                                   ARTICLE III
                CONVEYANCE OF RECEIVABLES; ACCEPTANCE BY TRUSTEE;
                        ORIGINAL ISSUANCE OF CERTIFICATES

         Section 3.1. Conveyance of Receivables. Subject to the terms and conditions of this Agreement, the Seller, pursuant to the mutually agreed upon terms contained herein, hereby sells, transfers, assigns, and otherwise conveys to the Trust, without recourse (but without limitation of its obligations in this Agreement), all of the right, title and interest of the Seller in and to the Receivables, all monies payable thereon or in respect thereof after the Cutoff Date, the security interests of the Seller in the related Financed Vehicles, the Insurance Policies and any proceeds from any Insurance Policies relating to the Receivables, the Obligors or the related Financed Vehicles, including rebates of premiums, all Collateral Insurance and any Force-Placed Insurance relating to the Receivables, rights of the Seller against Dealers with respect to the Receivables under the Dealer Agreements and the Dealer Assignments, all items contained in the related Receivable Files, any and all other documents that the Seller or the Servicer keeps on file in accordance with its customary procedures relating to the Receivables, the Obligors or the related Financed Vehicles, property (including the right to receive future Liquidation Proceeds) that secures a Receivable and that has been acquired by or on behalf of the Seller or the Trust pursuant to liquidation of such Receivable, all funds on deposit from time to time in the Collection Account (including all income thereon and all amounts deposited in respect of Administrative Receivables and Warranty Receivables) and all investments therein and proceeds thereof, all proceeds and investments of any of the foregoing, all present and future claims, demands, causes and chooses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or in lieu of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing. It is the intention of the Seller that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Receivables and Other Conveyed Property from the Seller to the Trust and the beneficial interest in and title to the Receivables and the Other Conveyed Property shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. In the event that, notwithstanding the intent of the Seller, the transfer and assignment contemplated hereby is held not to be a sale, this Agreement shall constitute a grant of a first priority security interest to the Trust in the property referred to in this Section 3.1 for the benefit of the Certificateholders.

         Section 3.2. Custody of Receivable Files.

         (a) In connection with the sale, transfer and assignment of the Receivables and the Other Conveyed Property to the Trust pursuant to this Agreement and simultaneously with the execution and delivery of this Agreement, the Trustee shall enter into the Custodian Agreement with the Custodian, dated as of April 30, 1996, pursuant to which the Trustee shall revocably appoint the Custodian, and the Custodian shall accept such appointment, to act as the agent of the Trustee as custodian of the following documents or instruments in its possession which shall be delivered to the Custodian as agent of the Trustee on or before the Closing Date (with respect to each Receivable):

              (i) The fully executed original of the Receivable (together with any agreements modifying the Receivable, including without limitation any extension agreements);

              (ii) The original credit application, or a copy thereof, of each Obligor, fully executed by each such Obligor on AmeriCredit's customary form, or on a form approved by AmeriCredit, for such application, and

              (iii) The original certificate of title (when received) and otherwise such documents, if any, that AmeriCredit keeps on file in accordance with its customary procedures indicating that the Financed Vehicle is owned by the Obligor and subject to the interest of AmeriCredit as first lienholder or secured party (including any Lien Certificate received by AmeriCredit), or, if such original certificate of title has not yet been received, a copy of the application therefor, showing AmeriCredit as secured party.

         The Trustee may act as the Custodian, in which case the Trustee shall be deemed to have assumed the obligations of the Custodian specified in the Custodian Agreement.

         (b) Upon payment in full of any Receivable, the Servicer will notify the Custodian pursuant to a certificate of an officer of the Servicer (which certificate shall include a statement to the effect that all amounts received in connection with such payments which are required to be deposited in the Collection Account pursuant to Section 4.1 have been so deposited) and shall request delivery of the Receivable and Receivable File to the Servicer. From time to time as appropriate for servicing and enforcing any Receivable, the Custodian shall, upon written request of an officer of the Servicer and delivery to the Custodian of a receipt signed by such officer, cause the original Receivable and the related Receivable File to be released to the Servicer. The Servicer's receipt of a Receivable and/or Receivable File shall obligate the Servicer to return the original Receivable and the related Receivable File to the Custodian when its need by the Servicer has ceased unless the Receivable is repurchased as described in Section 3.5 or 4.7.

         Section 3.3. Conditions to Issuance by Trust. As conditions to the Trustee's execution and delivery of the Certificates on the Closing Date, the Trustee shall have received the following on or before the Closing Date:

              (a) The Schedule of Receivables certified by the President, Controller or Treasurer of the Seller;

              (b) The acknowledgement of the Custodian that it holds the Receivable File relating to each Receivable;

              (c) Copies of resolutions of the Board of Directors of the Seller approving the execution, delivery and performance of this Agreement, the Related Documents and the transactions contemplated hereby and thereby, certified by a Secretary or an Assistant Secretary of the Seller;

              (d) Copies of resolutions of the Board of Directors of AmeriCredit approving the execution, delivery and performance of this Agreement, the Related Documents and the transactions contemplated hereby and thereby, certified by a Secretary or an Assistant Secretary of AmeriCredit;

              (e) Evidence that all filings (including, without limitation, UCC filings) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Trustee a first priority perfected lien on, or ownership interest in, the Receivables and the Other Conveyed Property have been made, taken or performed; and

              (f) An executed copy of the Policy and Spread Account Agreement.

         Section 3.4. Representations and Warranties of Seller. By its execution of this Agreement, the Seller makes the following representations and warranties on which the Trust relies in accepting the Receivables and the Other Conveyed Property and in issuing the Certificates and upon which the Security Insurer relies in issuing the Policy. Unless otherwise specified, such representations and warranties speak as of the Closing Date, but shall survive the sale, transfer, and assignment of the Receivables to the Trust.

         (a) Schedule of Representations. The representations and warranties set forth on the Schedule of Representations attached hereto as Schedule B are true and correct.

         (b) Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Receivables and the Other Conveyed Property transferred to the Trust.

         (c) Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect Seller's ability to transfer the Receivables and the Other Conveyed Property to the Trust pursuant to this Agreement, or the validity or enforceability of the Receivables and the Other Conveyed Property or to perform Seller's obligations hereunder and under the Seller's Related Documents.

         (d) Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and its Related Documents and to carry out its terms and their terms, respectively; the Seller has full power and authority to sell and assign the Receivables and the Other Conveyed Property to be sold and assigned to and deposited with the Trust by it and has duly authorized such sale and assignment to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement and the Seller's Related Documents have been duly authorized by the Seller by all necessary corporate action.

         (e) Valid Sale, Binding Obligations. This Agreement effects a valid sale, transfer and assignment of the Receivables and the Other Conveyed Property, enforceable against the Seller and creditors of and purchasers from the Seller; and this Agreement and the Seller's Related Documents, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         (f) No Violation. The consummation of the transactions contemplated by this Agreement and the Related Documents and the fulfillment of the terms of this Agreement and the Related Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the certificate of incorporation or by-laws of the Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

         (g) No Proceedings. There are no proceedings or investigations pending or, to the Seller's knowledge, threatened against the Seller, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (A) asserting the invalidity of this Agreement or any of the Related Documents, (B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents, or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Certificates.

         (h) Chief Executive Office. The chief executive office of the Seller is at 1325 Airmotive Way, Reno, Nevada 89502.

         Section 3.5. Repurchase of Receivables Upon Breach of Warranty. Upon discovery by any of the Seller, the Servicer, the Security Insurer or the Trustee of a breach of any of the representations and warranties of the Seller contained in Section 3.4, the party discovering such breach shall give prompt written notice to the others; provided, however, that the failure to give any such notice shall not affect any obligation of the Seller. As of the second Accounting Date (or, at the Seller's election, the first Accounting Date) following its discovery or its receipt of notice of any breach of the representations and warranties set forth on the Schedule of Representations which materially and adversely affects the interests of the Certificateholders, the Security Insurer or the Trust in any Receivable (including any Liquidated Receivable) the Seller shall, unless such breach shall have been cured in all material respects, purchase such Receivable from the Trust and, on or before the related Deposit Date, the Seller shall pay the Purchase Amount to the Trust pursuant to Section 5.4. It is understood and agreed that, except as set forth in this Section 3.5, the obligation of the Seller to repurchase any Receivable as to which a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against the Seller for such breach available to the Security Insurer, the Trustee on behalf of the Certificateholders or the Trust.

         In addition to the foregoing and notwithstanding whether the related Receivable shall have been purchased by the Seller, the Seller shall indemnify the Trust, the Trustee, the Backup Servicer, the Collateral Agent, the Security Insurer, and the Certificateholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach.

         Section 3.6. [Reserved].

         Section 3.7. Collecting Lien Certificates Not Delivered on the Closing Date. In the case of any Receivable in respect of which written evidence from the Dealer selling the related Financed Vehicle that the Lien Certificate for such Financed Vehicle showing AmeriCredit as first lienholder has been applied for from the Registrar of Titles was delivered to the Custodian on the Closing Date in lieu of a Lien Certificate, the Servicer shall use its best efforts to collect such Lien Certificate from the Registrar of Titles as promptly as practicable. If such Lien Certificate showing AmeriCredit as first lienholder is not received by the Custodian within 180 days after the Closing Date then the representation and warranty in paragraph 5 of the Schedule of Representations in respect of such Receivable shall be deemed to have been incorrect in a manner that materially and adversely affects the Certificateholders, the Security Insurer and the Trust.

         Section 3.8. Trustee's Assignment of Administrative Receivables and Warranty Receivables. With respect to all Administrative Receivables and all Warranty Receivables purchased by the Servicer or the Seller, the Trustee shall take any and all actions reasonably requested by the Seller or the Servicer, at the expense of the requesting party, to assign, without recourse, representation or warranty, to the Seller, or the Servicer, as applicable, all the Trust's right, title and interest in and to such Purchased Receivable, all monies due thereon, the security interests in the related Financed Vehicles, proceeds from any Insurance Policies, proceeds from recourse against Dealers on such Receivables and the interests of the Trust in certain rebates of premiums and other amounts relating to the Insurance Policies and any documents relating thereto, such assignment being an assignment outright and not for security; and the Seller or the Servicer, as applicable, shall thereupon own such Receivable, and all such security and documents, free of any further obligation to the Trust, the Trustee, the Security Insurer, the Certificateholders or the Trust with respect thereto.

                                   ARTICLE IV
                   ADMINISTRATION AND SERVICING OF RECEIVABLES

         Section 4.1. Duties of the Servicer. The Servicer is hereby authorized to act as agent for the Trust and in such capacity shall manage, service, administer and make collections on the Receivables, and perform the other actions required by the Servicer under this Agreement. The Servicer agrees that its servicing of the Receivables shall be carried out in accordance with customary and usual procedures of institutions which service motor vehicle retail installment sales contracts and, to the extent more exacting, the degree of skill and attention that the Servicer exercises from time to time with respect to all comparable motor vehicle receivables that it services for itself or others. In performing such duties, so long as AmeriCredit is the Servicer, it shall comply with the policies and procedures attached hereto as Schedule C. The Servicer's duties shall include, without limitation, collection and posting of all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting any required tax information to Obligors, monitoring the collateral, complying with the terms of the Lockbox Agreement, accounting for collections and furnishing monthly and annual statements to the Trustee and the Security Insurer with respect to distributions, monitoring the status of Insurance Policies with respect to the Financed Vehicles and performing the other duties specified herein. The Servicer shall also administer and enforce all rights and responsibilities of the holder of the Receivables provided for in the Dealer Agreements (and shall maintain possession of the Dealer Agreements, to the extent it is necessary to do so), the Dealer Assignments and the Insurance Policies, to the extent that such Dealer Agreements, Dealer Assignments and Insurance Policies relate to the Receivables, the Financed Vehicles or the Obligors. To the extent consistent with the standards, policies and procedures otherwise required hereby, the Servicer shall follow its customary standards, policies, and procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Trust to execute and deliver, on behalf of the Trust, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and with respect to the Financed Vehicles; provided, however, that notwithstanding the foregoing, the Servicer shall not, except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount under any Receivable or waive the right to collect the unpaid balance of any Receivable from the Obligor. The Servicer is hereby authorized to commence, in its own name or in the name of the Trust (provided the Servicer has obtained the Trustee's consent, which consent shall not be unreasonably withheld), a legal proceeding to enforce a Receivable pursuant to
Section 4.3 or to commence or participate in any other legal proceeding (including, without limitation, a bankruptcy proceeding) relating to or involving a Receivable, an Obligor or a Financed Vehicle. If the Servicer commences or participates in such a legal proceeding in its own name, the Trust shall thereupon be deemed to have automatically assigned such Receivable to the Servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Trust to execute and deliver in the Servicer's name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. The Trustee shall furnish the Servicer with any powers of attorney and other documents which the Servicer may reasonably request and which the Servicer deems necessary or appropriate and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

         Section 4.2. Collection of Receivable Payments; Modifications of Receivables; Lockbox Agreements.

         (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable automobile receivables that it services for itself or others and otherwise act with respect to the Receivables, the Dealer Agreements, the Dealer Assignments, the Insurance Policies and the Other Conveyed Property in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Trust with respect thereto. The Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Receivable.

         (b) The Servicer may at any time agree to a modification or amendment of a Receivable in order to (i) change the Obligor's regular due date to a date within the Collection Period in which such due date occurs or (ii) re-amortize the scheduled payments on the Receivable following a partial prepayment of principal.

         (c) The Servicer may grant payment extensions on, or other modifications or amendments to, a Receivable (in addition to those modifications permitted by Section 4.2(b)) in accordance with its customary procedures if the Servicer believes in good faith that such extension, modification or amendment is necessary to avoid a default on such Receivable, will maximize the amount to be received by the Trust with respect to such Receivable, and is otherwise in the best interests of the Trust; provided, however, that:

             (i) The aggregate period of all extensions on a Receivable shall not exceed six months;

             (ii) In no event may a Receivable be extended beyond the Collection Period immediately preceding the Final Scheduled Distribution Date;

             (iii) So long as an Insurer Default shall not have occurred and be continuing, the Servicer shall not amend or modify a Receivable (except as provided in Section 4.2(b) and this Section 4.2(c)) without the consent of the Security Insurer or a Certificate Majority (if an Insurer Default shall have occurred and be continuing);

             (iv) The aggregate Principal Balance of Receivables which may be extended during any Calendar Quarter shall not exceed 7.0% of the aggregate Principal Balance of Receivables as of the Accounting Date immediately prior to the first day of such Calendar Quarter; and

             (v) No such extension, modification or amendment shall be granted more than 90 days after the Closing Date if such action would have the effect of causing such Receivable to be deemed to have been exchanged for another Receivable within the meaning of Section 1001 of the Internal Revenue Code of 1986, as amended, or any proposed, temporary or final Treasury Regulations issued thereunder.

         (d) The Servicer shall use its best efforts to cause Obligors to make all payments on the Receivables, whether by check or by direct debit of the Obligor's bank account, to be made directly to one or more Lockbox Banks, acting as agent for the Trust pursuant to a Lockbox Agreement. The Servicer shall use its best efforts to cause any Lockbox Bank to deposit all payments on the Receivables in the Lockbox Account no later than the Business Day after receipt, and to cause all amounts credited to the Lockbox Account on account of such payments to be transferred to the Collection Account no later than the second Business Day after receipt of such payments. The Lockbox Account shall be a demand deposit account held by the Lockbox Bank, or at the request of the Controlling Party, an Eligible Account.

         Prior to the Closing Date, the Servicer shall have notified each Obligor that makes its payments on the Receivables by check to make such payments thereafter directly to the Lockbox Bank (except in the case of Obligors that have already been making such payments to the Lockbox Bank), and shall have provided each such Obligor with remittance invoices in order to enable such Obligors to make such payments directly to the Lockbox Bank for deposit into the Lockbox Account, and the Servicer will continue, not less often than every three months, to so notify those Obligors who have failed to make payments to the Lockbox Bank. If and to the extent requested by the Controlling Party, the Servicer shall request each Obligor that makes payment on the Receivables by direct debit of such Obligor's bank account, to execute a new authorization for automatic payment which in the judgment of the Controlling Party is sufficient to authorize direct debit by the Lockbox Bank on behalf of the Trust. If at any time, the Lockbox Bank is unable to directly debit an Obligor's bank account that makes payment on the Receivables by direct debit and if such inability is not cured within 15 days or cannot be cured by execution by the Obligor of a new authorization for automatic payment, the Servicer shall notify such Obligor that it cannot make payment by direct debit and must thereafter make payment by check.

         Notwithstanding any Lockbox Agreement, or any of the provisions of this Agreement relating to the Lockbox Agreement, the Servicer shall remain obligated and liable to the Trust, Trustee and Certificateholders for servicing and administering the Receivables and the Other Conveyed Property in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue thereof, provided, however, that the foregoing shall not apply to any Backup Servicer for so long as a Lockbox Bank is performing its obligations pursuant to the terms of a Lockbox Agreement.

         In the event of a termination of the Servicer, the successor Servicer shall assume all of the rights and obligations of the outgoing Servicer under the Lockbox Agreement. In such event, the successor Servicer shall be deemed to have assumed all of the outgoing Servicer's interest therein and to have replaced the outgoing Servicer as a party to each such Lockbox Agreement to the same extent as if such Lockbox Agreement had been assigned to the successor Servicer, except that the outgoing Servicer shall not thereby be relieved of any liability or obligations on the part of the outgoing Servicer to the Lockbox Bank under such Lockbox Agreement. The outgoing Servicer shall, upon request of the Trustee, but at the expense of the outgoing Servicer, deliver to the successor Servicer all documents and records relating to each such Lockbox Agreement and an accounting of amounts collected and held by the Lockbox Bank and otherwise use its best efforts to effect the orderly and efficient transfer of any Lockbox Agreement to the successor Servicer. In the event that the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing) or a Certificate Majority (if an Insurer Default shall have occurred and be continuing) elects to change the identity of the Lockbox Bank, the outgoing Servicer, at its expense, shall cause the Lockbox Bank to deliver, at the direction of the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing) or a Certificate Majority (if an Insurer Default shall have occurred and be continuing) to the Trustee or a successor Lockbox Bank, all documents and records relating to the Receivables and all amounts held (or thereafter received) by the Lockbox Bank (together with an accounting of such amounts) and shall otherwise use its best efforts to effect the orderly and efficient transfer of the lockbox arrangements and the Servicer shall notify the Obligors to make payments to the Lockbox established by the successor.

         (e) The Servicer shall remit all payments by or on behalf of the Obligors received directly by the Servicer to the Subcollection Account or to the Lockbox Bank for deposit into the Collection Account, in either case, without deposit into any intervening account and as soon as practicable, but in no event later than the Business Day after receipt thereof.

         Section 4.3. Realization Upon Receivables.

         (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall use its best efforts to repossess (or otherwise comparably convert the ownership of) and liquidate any Financed Vehicle securing a Receivable with respect to which the Servicer has determined that payments thereunder are not likely to be resumed, as soon as is practicable after default on such Receivable but in no event later than the date on which all or any portion of a Scheduled Payment has become 91 days delinquent; provided, however, that the Servicer may elect not to repossess a Financed Vehicle within such time period if in its good faith judgment it determines that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance. The Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the standard of care required by Section 4.1, which practices and procedures may include reasonable efforts to realize upon any recourse to Dealers, the sale of the related Financed Vehicle at public or private sale, the submission of claims under an Insurance Policy and other actions by the Servicer in order to realize upon such a Receivable. The foregoing is subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession shall increase the proceeds of liquidation of the related Receivable by an amount greater than the amount of such expenses. All amounts received upon liquidation of a Financed Vehicle shall be remitted directly by the Servicer to the Subcollection Account without deposit into any intervening account as soon as practicable, but in no event later than the Business Day after receipt thereof. The Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle into cash proceeds, but only out of the cash proceeds of such Financed Vehicle, any deficiency obtained from the Obligor or any amounts received from the related Dealer, which amounts in reimbursement may be retained by the Servicer (and shall not be required to be deposited as provided in Section 4.2(e)) to the extent of such expenses. The Servicer shall pay on behalf of the Trust any personal property taxes assessed on repossessed Financed Vehicles. The Servicer shall be entitled to reimbursement of any such tax from Liquidation Proceeds with respect to such Receivable.

         (b) If the Servicer elects to commence a legal proceeding to enforce a Dealer Agreement or Dealer Assignment, the act of commencement shall be deemed to be an automatic assignment from the Trust to the Servicer of the rights under such Dealer Agreement and Dealer Assignment for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Dealer Agreement or Dealer Assignment on the grounds that it is not a real party in interest or a Person entitled to enforce the Dealer Agreement or Dealer Assignment, the Trustee, at the Servicer's expense, or the Seller, at the Seller's expense, shall take such steps as the Servicer deems necessary to enforce the Dealer Agreement or Dealer Assignment, including bringing suit in its name or the name of the Seller or of the Trust and the Trustee for the benefit of the Certificateholders. All amounts recovered shall be remitted directly by the Servicer as provided in Section 4.2(e).

         Section 4.4. Insurance.

         (a) The Servicer shall require, in accordance with its customary servicing policies and procedures, that each Financed Vehicle be insured by the related Obligor under the Insurance Policies referred to in Paragraph 24 of the Schedule of Representations and Warranties and shall monitor the status of such physical loss and damage insurance coverage thereafter, in accordance with its customary servicing procedures. Each Receivable requires the Obligor to maintain such physical loss and damage insurance, naming AmeriCredit and its successors and assigns as additional insureds, and permits the holder of such Receivable to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to maintain such insurance. If the Servicer shall determine that an Obligor has failed to obtain or maintain a physical loss and damage Insurance Policy covering the related Financed Vehicle which satisfies the conditions set forth in clause (i)(a) of such Paragraph 24 (including, without limitation, during the repossession of such Financed Vehicle) the Servicer may enforce the rights of the holder of the Receivable under the Receivable to require the Obligor to obtain such physical loss and damage insurance in accordance with its customary servicing policies and procedures. The Servicer may maintain a vendor's single interest or other collateral protection insurance policy with respect to all Financed Vehicles ("Collateral Insurance") which policy shall by its terms insure against physical loss and damage in the event any Obligor fails to maintain physical loss and damage insurance with respect to the related Financed Vehicle. All policies of Collateral Insurance shall be endorsed with clauses providing for loss payable to the Servicer. Costs incurred by the Servicer in maintaining such Collateral Insurance shall be paid by the Servicer.

         (b) The Servicer may, if an Obligor fails to obtain or maintain a physical loss and damage Insurance Policy, obtain insurance with respect to the related Financed Vehicle and advance on behalf of such Obligor, as required under the terms of the insurance policy, the premiums for such insurance (such insurance being referred to herein as "Force-Placed Insurance"). All policies of Force-Placed Insurance shall be endorsed with clauses providing for loss payable to the Servicer. Any cost incurred by the Servicer in maintaining such Force-Placed Insurance shall only be recoverable out of premiums paid by the Obligors or Liquidation Proceeds with respect to the Receivable, as provided in Section 4.4(c).

         (c) In connection with any Force-Placed Insurance obtained hereunder, the Servicer may, in the manner and to the extent permitted by applicable law, require the Obligors to repay the entire premium to the Servicer. In no event shall the Servicer include the amount of the premium in the Amount Financed under the Receivable. For all purposes of this Agreement, the Insurance Add-On Amount with respect to any Receivable having Force-Placed Insurance will be treated as a separate obligation of the Obligor and will not be added to the Principal Balance of such Receivable, and amounts allocable thereto will not be available for distribution on the Certificates. The Servicer shall retain and separately administer the right to receive payments from Obligors with respect to Insurance Add-On Amounts or rebates of Forced-Placed Insurance premiums. If an Obligor makes a payment with respect to a Receivable having Force-Placed Insurance, but the Servicer is unable to determine whether the payment is allocable to the Receivable or to the Insurance Add-On Amount, the payment shall be applied first to any unpaid Scheduled Payments and then to the Insurance Add-On Amount. Liquidation Proceeds on any Receivable will be used first to pay the Principal Balance and accrued interest on such Receivable and then to pay the related Insurance Add-On Amount. If an Obligor under a Receivable with respect to which the Servicer has placed Force-Placed Insurance fails to make scheduled payments of such Insurance Add-On Amount as due, and the Servicer has determined that eventual payment of the Insurance Add-On Amount is unlikely, the Servicer may, but shall not be required to, purchase such Receivable from the Trust for the Purchase Amount on any subsequent Deposit Date. Any such Receivable, and any Receivable with respect to which the Servicer has placed Force-Placed Insurance which has been paid in full (excluding any Insurance Add-On Amounts) will be assigned to the Servicer.

         (d) The Servicer may sue to enforce or collect upon the Insurance Policies, in its own name, if possible, or as agent of the Trust. If the Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Trust under such Insurance Policy to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, the Trustee, at the Servicer's expense, or the Seller, at the Seller's expense, shall take such steps as the Servicer deems necessary to enforce such Insurance Policy, including bringing suit in its name or the name of the Trust and the Trustee for the benefit of the Certificateholders.

         (e) The Servicer will cause itself and may cause the Trustee to be named as named insured under all policies of Collateral Insurance.

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
         Section 4.5. Maintenance of Security Interests in Vehicles.

         (a) Consistent with the policies and procedures required by this Agreement, the Servicer shall take such steps on behalf of the Trust as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle, including but not limited to obtaining the execution by the Obligors and the recording, registering, filing, re-recording, re-filing, and re-registering of all security agreements, financing statements and continuation statements as are necessary to maintain the security interest granted by the Obligors under the respective Receivables. The Trustee hereby authorizes the Servicer, and the Servicer agrees, to take any and all steps necessary to re-perfect such security interest on behalf of the Trust as necessary because of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Receivable to the Trust is insufficient, without a notation on the related Financed Vehicle's certificate of title, or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Vehicle is located, to perfect a security interest in the related Financed Vehicle in favor of the Trustee, the Servicer hereby agrees that AmeriCredit's designation as the secured party on the certificate of title is in its capacity as agent of the Trustee.

         (b) Upon the occurrence of an Insurance Agreement Event of Default, the Security Insurer may (so long as an Insurer Default shall not have occurred and be continuing) instruct the Trustee and the Servicer to take or cause to be taken, or, if an Insurer Default shall have occurred, upon the occurrence of a Servicer Termination Event, the Trustee and the Servicer shall take or cause to be taken such action as may, in the opinion of counsel to the Controlling Party, be necessary to perfect or re-perfect the security interests in the Financed Vehicles securing the Receivables in the name of the Trustee by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Controlling Party, be necessary or prudent. AmeriCredit hereby agrees to pay all expenses related to such perfection or reperfection and to take all action necessary therefor. In addition, prior to the occurrence of an Insurance Agreement Event of Default, the Controlling Party may instruct the Trustee and the Servicer to take or cause to be taken such action as may, in the opinion of counsel to the Controlling Party, be necessary to perfect or re-perfect the security interest in the Financed Vehicles underlying the Receivables in the name of the Trustee, including by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Controlling Party, be necessary or prudent; provided, however, that if the Controlling Party requests that the title documents be amended prior to the occurrence of an Insurance Agreement Event of Default, the out-of-pocket expenses of the Servicer or the Trustee in connection with such action shall be reimbursed to the Servicer or the Trustee, as applicable, by the Controlling Party. AmeriCredit hereby appoints the Trustee as its attorney-in-fact to take any and all steps required to be performed by AmeriCredit pursuant to this Section 4.5(b), including execution of certificates of title or any other documents in the name and stead of AmeriCredit, and the Trustee hereby accepts such appointment.

         Section 4.6. Covenants, Representations, and Warranties of Servicer. By its execution and delivery of this Agreement, the Servicer makes the following representations, warranties and covenants on which the Trustee relies in accepting the Receivables and issuing the Certificates, on which the Trustee relies in authenticating the Certificates and on which the Security Insurer relies in issuing the Policy.

         (a) The Servicer covenants as follows:

             (i) Liens in Force. The Financed Vehicle securing each Receivable shall not be released in whole or in part from the security interest granted by the Receivable, except upon payment in full of the Receivable or as otherwise contemplated herein;

             (ii) No Impairment. The Servicer shall do nothing to impair the rights of the Trust or the Certificateholders in the Receivables, the Dealer Agreements, the Dealer Assignments, the Insurance Policies or the Other Conveyed Property;

             (iii) No Amendments. The Servicer shall not extend or otherwise amend the terms of any Receivable, except in accordance with Section 4.2; and

             (iv) Restrictions on Liens. The Servicer shall not (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien or restriction on transferability of the Receivables except for the Lien in favor of the Trustee for the benefit of the Certificateholders and Security Insurer, the Lien imposed by the Spread Account Agreement in favor of the Trustee for the benefit of the Trustee and Security Insurer, and the restrictions on transferability imposed by this Agreement or (ii) sign or file under the Uniform Commercial Code of any jurisdiction any financing statement which names AmeriCredit or the Servicer as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Receivables, except in each case any such instrument solely securing the rights and preserving the Lien of the Trustee, for the benefit of the Certificateholders and the Security Insurer.

         (b) The Servicer represents, warrants and covenants as of the Closing Date as to itself:

             (i) Representations and Warranties. The representations and warranties set forth on the Schedule of Representations attached hereto as Schedule B are true and correct, provided that such representations and warranties contained therein and herein shall not apply to any entity other than AmeriCredit;

             (ii) Organization and Good Standing. The Servicer has been duly organized and is validly existing and in good standing under the laws of its

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
         jurisdiction of organization, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to enter into and perform its obligations under this Agreement;

             (iii) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) requires or shall require such qualification;

             (iv) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and its Related Documents and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Agreement and the Servicer's Related Documents have been duly authorized by the Servicer by all necessary corporate action;

             (v) Binding Obligation. This Agreement and the Servicer's Related Documents shall constitute legal, valid and binding obligations of the Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

             (vi) No Violation. The consummation of the transactions contemplated by this Agreement and the Servicer's Related Documents, and the fulfillment of the terms of this Agreement and the Servicer's Related Documents, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties;

             (vii) No Proceedings. There are no proceedings or investigations pending or, to the Servicer's knowledge, threatened against the Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement or any of the Related Documents,

         (B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents or
         (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Certificates;

             (viii) No Consents. The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement which has not already been obtained.

         Section 4.7. Purchase of Receivables Upon Breach of Covenant. Upon discovery by any of the Servicer, the Security Insurer or the Trustee of a breach of any of the covenants set forth in Sections 4.5(a) or 4.6(a), the party discovering such breach shall give prompt written notice to the others; provided, however, that the failure to give any such notice shall not affect any obligation of AmeriCredit as Servicer under this Section 4.7. As of the second Accounting Date following its discovery or receipt of notice of any breach of any covenant set forth in Sections 4.5(a) or 4.6(a) which materially and adversely affects the interests of the Certificateholders or the Security Insurer in any Receivable (including any Liquidated Receivable) (or, at AmeriCredit's election, the first Accounting Date so following) or the related Financed Vehicle, AmeriCredit shall, unless such breach shall have been cured in all material respects, purchase from the Trust the Receivable affected by such breach and, on the related Deposit Date, AmeriCredit shall pay the related Purchase Amount. It is understood and agreed that the obligation of AmeriCredit to purchase any Receivable (including any Liquidated Receivable) with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against AmeriCredit for such breach available to the Security Insurer, the Certificateholders or the Trustee on behalf of Certificateholders; provided, however, that AmeriCredit shall indemnify the Trust, the Backup Servicer, the Collateral Agent, the Security Insurer, the Trustee and the Certificateholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach.

         Section 4.8. Total Servicing Fee; Payment of Certain Expenses by Servicer; Compensating Interest. (a) On each Distribution Date, the Servicer shall be entitled to receive out of the Collection Account the Basic Servicing Fee and any Supplemental Servicing Fee for the related Collection Period pursuant to Section 5.5. The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including taxes imposed on the Servicer, expenses incurred in connection with distributions and reports made by the Servicer to Certificateholders or the Security Insurer and all other fees and expenses of the Trustee, except taxes levied or assessed against the

Trust, and claims against the Trust in respect of indemnification, which taxes and claims in respect of indemnification against the Trust are expressly stated to be for the account of AmeriCredit). The Servicer shall be liable for the fees and expenses of the Trustee, the Custodian, the Backup Servicer, the Collateral Agent, the Lockbox Bank (and any fees under the Lockbox Agreement) and the Independent Accountants. Notwithstanding the foregoing if the Servicer shall not be AmeriCredit, a successor to AmeriCredit as Servicer permitted by Section 9.2 shall not be liable for taxes levied or assessed against the Trust or claims against the Trust in respect of indemnification.

             (b) On or prior to each Determination Date, the Servicer shall deposit in the Collection Account with respect to any Prepayment received on a Receivable during the related Collection Period, out of its own funds without any right of reimbursement therefor, an amount equal to the difference between
(x) 30 days' interest at an interest rate equal to the weighted average of the Class A Pass-Through Rate and the Class B Pass-Through Rate on the Principal Balance of such Receivable as of the first day of the related Collection Period and (y) the interest actually paid by the Obligor with respect to the Receivable during such Collection Period (any such amount paid by the Servicer, "Compensating Interest"). The Servicer shall in no event be required to pay Compensating Interest with respect to any Collection Period in an amount in excess of the aggregate Servicing Fee received by the Servicer with respect to all Receivables for the related Collection Period.

         Section 4.9. Servicer's Certificate. No later than 10:00 am. New York City time on each Determination Date, the Servicer shall deliver to the Trustee, the Backup Servicer, the Security Insurer, the Collateral Agent and each Rating Agency a Servicer's Certificate executed by a Responsible Officer of the Servicer containing among other things, (i) all information necessary to enable the Trustee to make any withdrawal and deposit required by Section 6.3, to give any notice required by Section 6.3(b) and to make the distributions required by Sections 5.5, (ii) all information necessary to enable the Trustee to send the statements to Certificateholders and the Security Insurer required by Section 5.7, (iii) a listing of all Warranty Receivables and Administrative Receivables purchased as of the related Deposit Date, identifying the Receivables so purchased and (iv) all information necessary to enable the Trustee to reconcile all deposits to, and withdrawals from, the Collection Account for the related Collection Period and Distribution Date, including the accounting required by
Section 5.7. Receivables purchased by the Servicer or by the Seller on the related Deposit Date and each Receivable which became a Liquidated Receivable or which was paid in full during the related Collection Period shall be identified by account number (as set forth in the Schedule of Receivables). A copy of such certificate may be obtained by any Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office. In addition to the information set forth in the preceding sentence, the Servicer's Certificate delivered to the Security Insurer, the Collateral Agent and the Trustee on the Determination Date shall also contain the following information: (a) the Delinquency Ratio, Average Delinquency Ratio, Default Ratio, Average Default Ratio, Net Loss Ratio and Average Net Loss Ratio for such Determination Date;
(b) whether any Trigger Event

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
has occurred as of such Determination Date; (c) whether any Trigger Event that may have occurred as of a prior Determination Date is Deemed Cured as of such Determination Date; and (d) whether to the knowledge of the Servicer an Insurance Agreement Event of Default has occurred.

         Section 4.10. Annual Statement as to Compliance, Notice of Servicer Termination Event.

         (a) The Servicer shall deliver to the Trustee, the Backup Servicer, the Security Insurer, the Certificateholders and each Rating Agency, on or before October 31 (or 120 days after the end of the Servicer's fiscal year, if other than June 30) of each year, beginning on October 31, 1997, an officer's certificate signed by any Responsible Officer of the Servicer, dated as of June 30 (or other applicable date) of such year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such other period as shall have elapsed from the Closing Date to the date of the first such certificate) and of its performance under this Agreement has been made under such officer's supervision, and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

         (b) The Servicer shall deliver to the Trustee, the Backup Servicer, the Security Insurer, the Certificateholders, the Collateral Agent, and each Rating Agency, promptly after having obtained knowledge thereof, but in no event later than two (2) Business Days thereafter, written notice in an officer's certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under Section 10.1(a). The Seller or the Servicer shall deliver to the Trustee, the Backup Servicer, the Security Insurer, the Collateral Agent, the Servicer or the Seller (as applicable) and each Rating Agency promptly after having obtained knowledge thereof, but in no event later than two (2) Business Days thereafter, written notice in an officer's certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under any other clause of Section 10.1.

         Section 4.11. Annual Independent Accountants' Report.

         (a) The Servicer shall cause a firm of nationally recognized independent certified public accountants (the "Independent Accountants"), who may also render other services to the Servicer or to the Seller, to deliver to the Trustee, the Backup Servicer, the Security Insurer and each Rating Agency, on or before October 31 (or 120 days after the end of the Servicer's fiscal year, if other than June 30) of each year, beginning on October 31, 1997, with respect to the twelve months ended the immediately preceding June 30 (or other applicable date) (or such other period as shall have elapsed from the Closing Date to the date of such certificate), a statement (the "Accountants' Report") addressed to the Board of Directors of the Servicer, to the Trustee, the Backup Servicer and to the Security Insurer, to the effect that such firm has audited the books and records of AmeriCredit Corp., in which the Servicer is included as a consolidated subsidiary, and issued its report thereon in connection with the audit report on the consolidated financial statements of AmeriCredit Corp. and that (1) such audit was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; (2) the firm is independent of the Seller and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants, and (3) includes a report on the application of agreed upon procedures to three randomly selected Servicer's Certificates including the delinquency, default and loss statistics required to be specified therein noting whether any exceptions or errors in the Servicer's Certificates were found.

         (b) A copy of the Accountants' Report may be obtained by any Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

         Section 4.12. Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to representatives of the Trustee, the Backup Servicer, the Certificateholders and the Security Insurer reasonable access to the documentation regarding the Receivables. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours. Nothing in this Section shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

         Section 4.13. Monthly Tape. On or before the fifth Business Day, but in no event later than the seventh calendar day, of each month, the Servicer will deliver to the Trustee and the Backup Servicer a computer tape and a diskette (or any other electronic transmission acceptable to the Trustee and the Backup Servicer) in a format acceptable to the Trustee and the Backup Servicer containing the information with respect to the Receivables as of the preceding Accounting Date necessary for preparation of the Servicer's Certificate relating to the immediately succeeding Determination Date and necessary to determine the application of collections as provided in Section 5.3. The Backup Servicer shall use such tape or diskette (or other electronic transmission acceptable to the Trustee and the Backup Servicer) to verify the Servicer's Certificate delivered by the Servicer, and the Backup Servicer shall certify to the Controlling Party that it has verified the Servicer's Certificate in accordance with this Section
4.13 and shall notify the Servicer and the Controlling Party of any discrepancies, in each case, on or before the second Business Day following the Determination Date. In the event that the Backup Servicer reports any discrepancies, the Servicer and the Backup Servicer shall attempt to reconcile such discrepancies prior to the related Distribution Date, but in the absence of a reconciliation, the Servicer's Certificate shall control for the purpose of calculations and distributions with respect to the related Distribution Date. In the event that the Backup Servicer and the Servicer are unable to reconcile discrepancies with respect to a Servicer's Certificate by the related Distribution Date, the Servicer shall cause the Independent Accountants, at the Servicer's expense, to audit the Servicer's Certificate and, prior to the third Business Day, but in no event later than the fifth calendar day, of the following month, reconcile the discrepancies. The effect, if any, of such reconciliation shall be reflected in the Servicer's Certificate for such next succeeding Determination Date. In addition, upon the occurrence of a Servicer Termination Event the Servicer shall, if so requested by the Controlling Party deliver to the Backup Servicer its Collection Records and its Monthly Records within 15 days after demand therefor and a computer tape containing as of the close of business on the date of demand all of the data maintained by the Servicer in computer format in connection with servicing the Receivables. Other than the duties specifically set forth in this Agreement, the Backup Servicer shall have no obligations hereunder, including, without limitation, to supervise, verify, monitor or administer the performance of the Servicer. The Backup Servicer shall have no liability for any actions taken or omitted by the Servicer.

         Section 4.14. Retention and Termination of Servicer. The Servicer hereby covenants and agrees to act as such under this Agreement for an initial term, commencing on the Closing Date and ending on September 30, 1996, which term shall be extendible by the Controlling Party for successive quarterly terms ending on each successive December 31, March 31 and June 30 (or, pursuant to revocable written standing instructions from time to time to the Servicer and the Trustee for any specified number of terms greater than one), until the Certificates are paid in full. Each such notice (including each notice pursuant to standing instructions, which shall be deemed delivered at the end of successive quarterly terms for so long as such instructions are in effect) (a "Servicer Extension Notice") shall be delivered by the Security Insurer to the Trustee and the Servicer. The Servicer hereby agrees that, as of the date hereof and upon its receipt of any such Servicer Extension Notice, the Servicer shall become bound, for the initial term beginning on the Closing Date and for the duration of the term covered by such Servicer Extension Notice, to continue as the Servicer subject to and in accordance with the other provisions of this Agreement. Until such time as an Insurer Default shall have occurred and be continuing the Trustee agrees that if as of the fifteenth day prior to the last day of any term of the Servicer the Trustee shall not have received any Servicer Extension Notice from the Security Insurer, the Trustee will, within five days thereafter, give written notice of such non-receipt to the Security Insurer and the Servicer.

         Section 4.15. Fidelity Bond and Errors and Omissions Policy. The Servicer has obtained, and shall continue to maintain in full force and effect, a Fidelity Bond and Errors and Omissions Policy of a type and in such amount as is customary for servicers engaged in the business of servicing automobile receivables.

                                    ARTICLE V
                 DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS

         Section 5.1. Accounts. The Servicer or the Trustee on behalf of and at the direction of the Servicer shall establish the Collection Account in the name of the Trustee for the benefit of the Certificateholders. The Servicer shall also establish the Policy Payments Account in the name of the Trustee for the benefit of the Class A Certificateholders. Each of the Collection Account and the Policy Payments Account shall be an Eligible Account and initially shall be a segregated trust account established with the Trustee and maintained with the Trustee. All amounts held in the Collection Account shall, to the extent permitted by applicable laws, rules and regulations, be invested by the Trustee, as directed in writing by the Servicer, in Eligible Investments that mature not later than one Business Day prior to the Distribution Date for the Collection Period to which such amounts relate. Any such written direction shall certify that any such investment is authorized by this Section 5.1. Investments in Eligible Investments shall be made in the name of the Trustee on behalf of the Certificateholders, and such investments shall not be sold or disposed of prior to their maturity. The Trustee may trade with itself or an Affiliate in the purchase or sale of Eligible Investments. Any investment of funds in the Collection Account shall be made in Eligible Investments held by a financial institution with respect to which (a) such institution has noted the Trustee's interest therein by book entry or otherwise and (b) a confirmation of the Trustee's interest has been sent to the Trustee by such institution, provided that such Eligible Investments are (i) specific certificated securities (as such term is used in the Texas UCC, and (ii) either (A) in the possession of such institution or (B) in the possession of a clearing corporation as such term is used in the New York UCC and the Texas UCC, registered in the name of such clearing corporation, not endorsed for collection or surrender or any other purpose not involving transfer, not containing any evidence of a right or interest inconsistent with the Trustee's security interest therein, and held by such clearing corporation in an account of such institution. Subject to the other provisions hereof, the Trustee shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Trustee or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Trustee in a manner which complies with this Section 5.1. All interest, dividends, gains upon sale and other income from, or earnings on, investments of funds in the Collection Account shall be deposited in the Collection Account, and, in the case of the Collection Account, distributed on the next Distribution Date pursuant to Section 5.5. The Seller shall deposit in the Collection Account an amount equal to any net loss on such investments immediately as realized. Amounts in Policy Payments Account shall not be invested. On the Closing Date, the Servicer shall deposit in the Collection Account (i) all Scheduled Payments and prepayments of Receivables received by the Lockbox Bank after the Cut-off Date and prior to the Closing Date or received by the Lockbox Bank after the Cut-off Date and at least two Business Days prior to the Closing Date and (ii) all Liquidation Proceeds and proceeds of Insurance Policies realized in respect of a Financed Vehicle and applied by the Servicer after the Cut-off Date.

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
         Section 5.2. Collections. (a) The Servicer shall establish the Subcollection Account in the name of the Trustee for the benefit of the Certificateholders. The Subcollection Account shall be an Eligible Account satisfying clause (i) of the definition of "Eligible Account," and shall initially be established with First Interstate Bank, N.A. The Servicer shall remit directly to the Subcollection Account without deposit into any intervening account (i) all payments by or on behalf of the Obligors on the Receivables,
(ii) all Liquidation Proceeds received by the Servicer and (iii) any Compensating Interest, in each case, as soon as practicable, but in no event later than the Business Day after receipt thereof. Within two days of deposit of payments into the Subcollection Account, the Servicer shall cause all amounts credited to the Subcollection Account to be transferred to the Collection Account. Amounts in the Subcollection Account shall not be invested.

         (b) Notwithstanding the provisions of subsection (a) hereof, the Servicer will be entitled to be reimbursed from amounts on deposit in the Collection Account with respect to a Collection Period for amounts previously deposited in the Collection Account but later determined by the Servicer or the Lockbox Bank to have resulted from mistaken deposits or postings or checks returned for insufficient funds. The amount to be reimbursed hereunder shall be paid to the Servicer on the related Distribution Date pursuant to Section 5.5(a)(i) upon certification by the Servicer of such amounts and the provision of such information to the Trustee and the Security Insurer as may be necessary in the opinion of the Trustee and the Security Insurer to verify the accuracy of such certification. In the event that the Security Insurer has not received evidence satisfactory to it of the Servicer's entitlement to reimbursement pursuant to this Section, the Security Insurer shall (unless an Insurer Default shall have occurred and be continuing) give the Trustee notice to such effect, following receipt of which the Trustee shall not make a distribution to the Servicer in respect of such amount pursuant to Section 5.5, or if the Servicer prior thereto has been reimbursed pursuant to Section 5.5 or Section 5.6, the Trustee shall withhold such amounts from amounts otherwise distributable to the Servicer on the next succeeding Distribution Date.

         Section 5.3. Application of Collections. For the purposes of this Agreement, all collections for a Collection Period shall be applied by the Servicer as follows:

         (a) With respect to each Receivable (other than a Purchased Receivable), payments by or on behalf of the Obligor (other than of Supplemental Servicing Fees with respect to such Receivable, to the extent collected) shall be applied to interest and principal in accordance with the Simple Interest Method. With respect to each Liquidated Receivable, Liquidation Proceeds shall be applied to interest and principal with respect to such Receivable in accordance with the Simple Interest Method. Any prepayment of principal during each Collection Period shall be immediately applied to reduce the principal balance of the Receivable during such Collection Period.

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
         (b) With respect to each Receivable that has become a Purchased Receivable on any Deposit Date, the Purchase Amount shall be applied, for purposes of this Agreement only, to interest and principal on the Receivable in accordance with the terms of the Receivable as if the Purchase Amount had been paid by the Obligor on the Accounting Date. The Servicer shall not be entitled to any Supplemental Servicing Fees with respect to such a Receivable. Nothing contained herein shall relieve any Obligor of any obligation relating to any Receivable.

         (c) All amounts collected that are payable to the Servicer as Supplemental Servicing Fees hereunder shall be deposited in the Collection Account and paid to the Servicer in accordance with Section 5.5(a)(i).

         (d) All payments by or on behalf of an Obligor received with respect to any Purchased Receivable after the Accounting Date immediately preceding the Deposit Date on which the Purchase Amount was paid by the Seller or the Servicer shall be paid to the Seller or the Servicer, respectively, and shall not be included in the Available Funds.

         Section 5.4. Additional Deposits. On or before each Deposit Date, the Servicer or the Seller shall deposit into the Collection Account the aggregate Purchase Amounts with respect to Administrative Receivables and Warranty Receivables, respectively. All such deposits of Purchase Amounts shall be made in immediately available funds. On or before each Draw Date, the Trustee shall remit to the Collection Account any amounts delivered to the Trustee by the Collateral Agent.

         Section 5.5. Distributions. (a) From the Collection Account, on each Distribution Date, the Trustee shall (x) distribute all amounts deposited by the Security Insurer under Section 5.8 as directed by the Security Insurer, and (y) (based solely on the information contained in the Servicer's Certificate delivered with respect to the related Determination Date) distribute the following amounts to the holders of record on the Record Date and in the following order of priority:

             (i) first, from the Distribution Amount, to the Servicer, the Basic Servicing Fee for the related Collection Period, any Supplemental Servicing Fees for the related Collection Period, and any amounts specified in
     Section 5.2(b), to the extent the Servicer has not reimbursed itself in respect of such amounts pursuant to Section 5.6;

             (ii) second, from the Distribution Amount, to any Lockbox Bank, Trustee, Backup Servicer or Collateral Agent (including the Trustee if acting in any such additional capacity), any accrued and unpaid fees and, in the case of the Lockbox Bank, amounts related to insufficient funds checks (in each case, to the extent such Person has not previously received such amount from the Servicer or AmeriCredit);

             (iii) third, from the Amount Available to the Class A Certificateholders, the Class A Interest Distributable Amount for such Distribution Date;

             (iv) fourth, from the Amount Available to the Class A Certificateholders, the Class A Principal Distributable Amount for such Distribution Date;

             (v) fifth, from the Distribution Amount to the Security Insurer, to the extent of any amounts owing to the Security Insurer under the Insurance Agreement and not paid, whether or not AmeriCredit is also obligated to pay such amounts;

             (vi) sixth, from Available Funds, to the Class B
     Certificateholders, the Class B Coupon Interest Distributable Amount for such Distribution Date;

             (vii) seventh, from Available Funds, to the Class B
     Certificateholders, the Class B Principal Distributable Amount for such Distribution Date; and

             (viii) eighth, from Available Funds, to the Class B
     Certificateholders, the Class B Excess Interest Amount for such Distribution Date;

provided, however, that the Seller as the Class B Certificateholder hereby irrevocably pledges the Class B Certificates to the Collateral Agent pursuant to the Spread Account Agreement and hereby irrevocably agrees that amounts otherwise distributable to the Class B Certificateholder pursuant to the foregoing shall instead be delivered by the Trustee to the Collateral Agent for the deposit in the Spread Account, and the Trustee hereby agrees to deliver such amounts to the Collateral Agent pursuant to the Spread Account Agreement.

         (b) Subject to Section 12.1 respecting the final payment upon retirement of each Certificate, and provided that the Trustee has received the applicable Servicer's Certificate, on each Distribution Date the Trustee shall distribute to each Certificateholder of record on the preceding Accounting Date either (i) by wire transfer, in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates representing at least $5 million in Class A Certificate Balance or Class B Certificate Balance as of the Cut-off Date, and if such Certificateholder shall have provided to the Trustee appropriate instructions not later than 15 days prior to such Distribution Date, or (ii) by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register, such Holder's Fractional Undivided Interest of either the Class A Distributable Amount or the Class B Distributable Amount, as applicable, to the extent funds therefore are distributed under
Section 5.5(a).

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
         Section 5.6. Net Deposits. The Servicer may make the remittances to be made by it pursuant to Sections 5.2 and 5.4 net of amounts (which amounts may be netted prior to any such remittance for a Collection Period) to be distributed to it pursuant to Sections 4.8 and 5.2(b) and (subject to payment by the Servicer of amounts otherwise payable pursuant to Sections 4.8, 5.2, 5.5(a)(i) and 5.5(a)(ii), for so long as no Servicer Termination Event has occurred and is continuing; provided however, that the Servicer shall account for all of such amounts in the related Servicer's Certificate as if such amounts were deposited and distributed separately; and, provided, further, that if an error is made by the Servicer in calculating the amount to be deposited or retained by it, with the result that an amount less than required is deposited in the Collection Account, the Servicer shall make a payment of the deficiency to the Collection Account, immediately upon becoming aware, or receiving notice from the Trustee, of such error.

         Section 5.7. Statements to Certificateholders. (a) On each Distribution Date, the Trustee shall include with each distribution to each Certificateholder, a statement (which statement shall also be provided to the Security Insurer and to each Rating Agency) based on information in the Servicer's Certificate delivered on the related Determination Date pursuant to
Section 4.9, setting forth for the Collection Period relating to such Distribution Date the following information:

             (i) in the case of the Class A and Class B Certificateholders, the amount of such distribution allocable to principal;

             (ii) in the case of the Class A and Class B Certificateholders, the amount of such distribution allocable to interest;

             (iii) the amount of such distribution payable out of amounts withdrawn from the Spread Account or pursuant to a claim on the Policy;

             (iv) the Class A Certificate Balance and the Class B Certificate Balance, as applicable, (after giving effect to distributions made on such Distribution Date);

             (v) the amount of fees paid by the Trust with respect to such Collection Period;

             (vi) the amount of the Class A Interest Carryover Shortfall, Class A Principal Carryover Shortfall, Class B Interest Carryover Shortfall and Class B Principal Carryover Shortfall, if any, on such Distribution Date and the change in such amounts from those of the prior Distribution Date;

             (vii) the Class A Certificate Factor and the Class B Certificate Factor as of such Distribution Date;

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
             (viii) the Delinquency Ratio, Average Delinquency Ratio, Default Ratio, Average Default Ratio, Net Loss Ratio and Average Net Loss Ratio for such Determination Date;

             (ix) whether any Trigger Event has occurred as of such Determination Date;

             (x) whether any Trigger Event that may have occurred as of a prior Determination Date is Deemed Cured (as defined in the Spread Account Agreement), as of such Determination Date;

             (xi) whether an Insurance Agreement Event of Default has occurred;

             (xii) the Pool Factor (after giving effect to distributions made on such Distribution Date); and

             (xiii) Cumulative Net Losses.

Each amount set forth pursuant to subclauses (i) (such amounts broken down by Class of Certificate), (ii) (such amounts broken down by Class of Certificate),
(iv) and (vi) above shall be expressed as a dollar amount per $1,000 of original principal balance of a Certificate of the related Class.

         (b) Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of this Agreement, the Trustee shall mail, to each Person who at any time during such calendar year shall have been a Holder of a Certificate, a statement containing the sum of the amounts set forth in clauses (i), (ii), and (v) (separately indicating amounts in respect of the Class A Certificates and the Class B Certificates in the case of (i) and (ii)) and such other information, requested in writing by the Servicer, if any, as the Servicer determines is necessary to permit the Certificateholder to ascertain its share of the gross income and deductions of the Trust (exclusive of the Supplemental Servicing Fee), for such calendar year or, in the event such Person shall have been a Holder of a Certificate during a portion of such calendar year, for the applicable portion of such year, for the purposes of such Certificateholder's preparation of federal income tax returns.

         Section 5.8. Optional Deposits by the Security Insurer. The Security Insurer shall at any time, and from time to time have the option (but shall not be required, except as provided in Section 6.4 and in accordance with the terms of the Policy) to deliver amounts to the Trustee for deposit into the Collection Account for any of the following purposes: (i) to provide funds in respect of the payment of fees or expenses of any provider of services to the Trust with respect to such Distribution Date, (ii) to distribute as a component of the Class A Principal Distributable Amount to the extent that the Class A Certificate Balance as of the Determination Date preceding such Distribution

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
Date exceeds the Class A Percentage of the Aggregate Principal Balance as of such Determination Date, or (iii) to include such amount as part of the Class A Distributable Amount for such Distribution Date to the extent that without such amount a draw would be required to be made on the Policy.

                                   ARTICLE VI
                  THE SPREAD ACCOUNT AND THE POLICY; COVENANTS
                    OF THE INITIAL CLASS B CERTIFICATEHOLDER

         Section 6.1. Initial Purchase; Spread Account. (a) AmeriCredit hereby agrees to make a capital contribution to the Seller on the Closing Date to enable the Seller to purchase the Class B Certificates and make the initial Spread Account deposit.

         (b) The Seller, as the initial Class B Certificateholder agrees, simultaneously with the execution and delivery of this Agreement, to execute and deliver the Spread Account Agreement and, pursuant to the terms thereof, to deposit $1,260,237.11 in the Spread Account.

         Section 6.2. Policy. The Servicer and the Seller agree, simultaneously with the execution and delivery of this Agreement, to cause the Security Insurer to issue the Policy for the benefit of the Trust in accordance with the terms thereof.

         Section 6.3. Withdrawals from Spread Account. (a) In the event that the Servicer's Certificate with respect to any Determination Date shall state that the amount of the Available Funds with respect to such Determination Date is less than the sum of the amounts payable on the related Distribution Date pursuant to clauses (i) through (v) of Subsection 5.5(a) (such deficiency being a "Deficiency Claim Amount") then on the Deficiency Claim Date immediately preceding such Distribution Date, the Trustee shall deliver to the Collateral Agent, the Security Insurer, and the Servicer, by hand delivery, telex or facsimile transmission, a written notice (a "Deficiency Notice") specifying the Deficiency Claim Amount for such Distribution Date. Such Deficiency Notice shall direct the Collateral Agent to remit such Deficiency Claim Amount (to the extent of the funds available to be distributed pursuant to the Spread Account Agreement) to the Trustee for deposit in the Collection Account.

         (b) Any Deficiency Notice shall be delivered by 3:00 p.m., New York City time, on the fourth Business Day preceding such Distribution Date. The amounts distributed by the Collateral Agent to the Trustee pursuant to a Deficiency Notice shall be deposited by the Trustee into the Collection Account pursuant to Section 5.4.

         Section 6.4. Claims Under Policy. (a) In the event that the Trustee has delivered a Deficiency Notice with respect to any Determination Date, the Trustee shall determine on the related Draw Date whether the sum of (i) the amount of Available Funds with respect to such Determination Date (as stated in the Servicer's Certificate with

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
respect to such Determination Date) plus (ii) the amount of the Deficiency Claim Amount, if any, to be delivered by the Collateral Agent to the Trustee pursuant to a Deficiency Notice delivered with respect to such Distribution Date (as stated in the certificate delivered on the immediately preceding Deficiency Claim Date by the Collateral Agent pursuant to Section 3.03(a) of the Spread Account Agreement) would be insufficient, after giving effect to the distributions required by Section 5.5(a)(i)-(ii), to pay the sum of the Class A Interest Distributable Amount and the Class A Principal Distributable Amount for the related Distribution Date, then in such event the Trustee shall furnish to the Security Insurer no later than 12:00 noon New York City time on the related Draw Date a completed Notice of Claim in the amount of the shortfall in amounts so available to pay the Class A Interest Distributable Amount and the Class A Principal Distributable Amount with respect to such Distribution Date (the amount of any such shortfall being hereinafter referred to as the "Policy Claim Amount"). Amounts paid by the Security Insurer under the Policy shall be deposited by the Trustee into the Policy Payments Account and thereafter into the Collection Account for payment to Class A Certificateholders on the related Distribution Date (or promptly following payment on a later date as set forth in the Policy).

         (b) Any notice delivered by the Trustee to the Security Insurer pursuant to subsection 6.4(a) shall specify the Policy Claim Amount claimed under the Policy and shall constitute a "Notice of Claim" under the Policy. In accordance with the provisions of the Policy, the Security Insurer is required to pay to the Trustee the Policy Claim Amount properly claimed thereunder by 12:00 noon, New York City time, on the later of (i) the third Business Day following receipt on a Business Day of the Notice of Claim, and (ii) the applicable Distribution Date. Any payment made by the Security Insurer under the Policy shall be applied solely to the payment of the Class A Certificates, and for no other purpose.

         (c) The Trustee shall (i) receive as attorney-in-fact of each Certificateholder any Policy Claim Amount from the Security Insurer and (ii) deposit the same in the Collection Account for disbursement to the Class A Certificateholders as set forth in clauses (iii) and (iv) of subsection 5.5(a). Any and all Policy Claim Amounts disbursed by the Trustee from claims made under the Policy shall not be considered payment by the Trust or from the Spread Account with respect to such Class A Certificates, and shall not discharge the obligations of the Trust with respect thereto. The Security Insurer shall, to the extent it makes any payment with respect to the Class A Certificates, become subrogated to the rights of the recipients of such payments to the extent of such payments. Subject to and conditioned upon any payment with respect to the Class A Certificates by or on behalf of the Security Insurer, the Trustee shall assign to the Security Insurer all rights to the payment of interest or principal with respect to the Class A Certificates which are then due for payment to the extent of all payments made by the Security Insurer and the Security Insurer may exercise any option, vote, right, power or the like with respect to the Class A Certificates to the extent that it has made payment pursuant to the Policy. To evidence such subrogation, the Certificate Registrar shall note the Security Insurer's rights as subrogee upon the register of Class A Certificateholders upon receipt from the Security Insurer of proof of payment by the Security Insurer of any Class A Interest Distributable Amount or Class A Principal Distributable Amount.

         (d) The Trustee shall be entitled to enforce on behalf of the Class A Certificateholders the obligations of the Security Insurer under the Policy. Notwithstanding any other provision of this Agreement, the Class A Certificateholders are not entitled to institute proceedings directly against the Security Insurer.

         Section 6.5. Preference Claims; Direction of Proceedings. (a) In the event that the Trustee has received a certified copy of an order of the appropriate court that any Class A Interest Distributable Amount or Class A Principal Distributable Amount paid on a Class A Certificate has been avoided in whole or in part as a preference payment under applicable bankruptcy law, the Trustee shall so notify the Security Insurer, shall comply with the provisions of the Policy to obtain payment by the Security Insurer of such avoided payment, and shall, at the time it provides notice to the Security Insurer, notify Holders of the Class A Certificates by mail that, in the event that any Class A Certificateholder's payment is so recoverable, such Class A Certificateholder will be entitled to payment pursuant to the terms of the Policy. Pursuant to the terms of the Policy, the Security Insurer will make such payment on behalf of the Class A Certificateholder to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order (as defined in the Policy) and not to the Trustee or any Class A Certificateholder directly (unless a Class A Certificateholder has previously paid such payment to the receiver, conservator, debtor-in-possession or trustee in bankruptcy, in which case the Security Insurer will make such payment to the Trustee for distribution to such Class A Certificateholder upon proof of such payment reasonably satisfactory to the Security Insurer).

         (b) The Trustee shall promptly notify the Security Insurer of any proceeding or the institution of any action (of which the Trustee has actual knowledge) seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (a "Preference Claim") of any distribution made with respect to the Class A Certificates. Each Holder, by its purchase of Class A Certificates, and the Trustee hereby agrees that so long as an Insurer Default shall not have occurred and be continuing, the Security Insurer may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal at the expense of the Security Insurer, but subject to reimbursement as provided in the Insurance Agreement. In addition, and without limitation of the foregoing, as set forth in Section 6.4(c), the Security Insurer shall be subrogated to, and each Class A Certificateholder and the Trustee hereby delegate and assign, to the fullest extent permitted by law, the rights of the Trustee and each Class A Certificateholder in the conduct of any proceeding with respect to a Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

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
         Section 6.6. Surrender of Policy. The Trustee shall surrender the Policy to the Security Insurer for cancellation upon its expiration in accordance with the terms thereof.

         Section 6.7. Special Purpose Entity.

         (a) The Seller shall conduct its business solely in its own name through its duly authorized officers or agents so as not to mislead others as to the identity of the entity with which those others are concerned, and particularly will use its best efforts to avoid the appearance of conducting business on behalf of any affiliate thereof or that the assets of the Seller are available to pay the creditors of AmeriCredit or AmeriCredit Corp. or any affiliate thereof. Without limiting the generality of the foregoing, all oral and written communications, including, without limitation, letters, invoices, purchase orders, contracts, statements and loan applications, will be made solely in the name of the Seller.

         (b) The Seller shall maintain corporate records and books of account separate from those of AmeriCredit and AmeriCredit Corp., and the affiliates thereof.

         (c) The Seller shall obtain proper authorization from its Board of Directors of all corporate action requiring such authorization, meetings of the Board of Directors of the Seller shall be held not less frequently than one time per annum.

         (d) The Seller shall obtain proper authorization from its shareholders of all corporate action requiring shareholder approval, meetings of the shareholders of the Seller shall be held not less frequently than one time per annum.

         (e) Although the organizational expenses of the Seller have been paid by AmeriCredit, the Seller shall pay its own operating expenses and liabilities from its own funds.

         (f) The annual financial statements of the Seller shall disclose the effects of the Seller's transactions in accordance with generally accepted accounting principles and shall disclose that the assets of the Seller are not available to pay creditors of AmeriCredit Corp., AmeriCredit or any affiliate thereof.

         (g) The resolutions, agreements and other instruments of the Seller underlying the transactions described in the Insurance Agreement and in the other Transaction Documents shall be continuously maintained by the Seller as official records of the Seller, separately identified and held apart from the records of AmeriCredit Corp. and AmeriCredit and each affiliate thereof.

         (h) The Seller shall maintain an arm's-length relationship with AmeriCredit Corp. and AmeriCredit and the affiliates thereof, and will not hold itself out as being liable for the debts of AmeriCredit Corp. or AmeriCredit or any affiliate thereof.

         (i) The Seller shall keep its assets and liabilities wholly separate from those of all other entities, including, but not limited to AmeriCredit Corp., AmeriCredit and the affiliates thereof.

         (j) The books and records of the Seller will be maintained at the address designated herein for receipt of notices, unless the Seller shall otherwise advise the parties hereto in writing.

         Section 6.8. Restrictions on Liens. The Seller shall not (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien or restriction on transferability of the Receivables except for the Lien in favor of the Trustee for the benefit of the Certificateholders and the Security Insurer, the Lien imposed by the Spread Account Agreement in favor of the Trustee for the benefit of the Certificateholders and the Security Insurer, and the restrictions on transferability imposed by this Agreement or (ii) sign or file under the Uniform Commercial Code of any jurisdiction any financing statement which names AmeriCredit or the Seller as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Receivables, except in each case any such instrument solely securing the rights and preserving the Lien of the Trustee for the benefit of the Certificateholders and the Security Insurer.

         Section 6.9. Creation of Indebtedness; Guarantees. The Seller shall not create, incur, assume or suffer to exist any indebtedness other than indebtedness guaranteed or approved in writing by the Security Insurer other than the Transaction Documents. Without the prior written consent in writing of the Security Insurer, the Seller shall not assume guarantee, endorse or otherwise be or become directly or contingently liable for the obligations of any Person by, among other things, agreeing to purchase any obligation of another Person, agreeing to advance funds to such Person or causing or assisting such Person to maintain any amount of capital.

         Section 6.10. Other Activities. The Seller shall not:

         (a) sell, transfer, exchange or otherwise dispose of any of its assets except as permitted under the Transaction Documents; or

         (b) engage in any business or activity other than in connection with this Agreement, the Spread Account Agreement and as permitted by its certificate of incorporation.

         (c) (i) take any action prohibited by Article XV of its certificate of incorporation or (ii) without the prior written consent of the Trustee and the Controlling Party and without giving prior written notice to the Rating Agencies, amend Article III, Article IX, Article XIII, Article XIV or Article XV of its certificate of incorporation.

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
                                   ARTICLE VII
                                THE CERTIFICATES

                  Section 7.1. The Certificates. (a) The Class A Certificates and the Class B Certificates shall be issued in denominations of $1,000 initial principal amount and integral multiples thereof, except that one Class A Certificate and one Class B Certificate shall be issued in a denomination that includes any residual amount. The Certificates shall be executed on behalf of the Trustee by manual or facsimile signature of any Responsible Officer of the Trustee having such authority under the Trustee's seal imprinted or otherwise affixed thereon and attested on behalf of the Trustee by the manual or facsimile signature of any other Responsible Officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall be valid and binding obligations of the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the execution and delivery of such Certificates. All Certificates shall be dated the date of their execution.

                  Section 7.2. Authentication of Certificates. The Trustee shall cause the Certificates to be executed on behalf of the Trust, authenticated, and delivered to or upon the order of the Seller (or in the case of the Class B Certificates, the Seller hereby authorizes the Trustee to execute such Certificates on behalf of the Trust), signed by its chairman of the board, its vice chairman, its chief financial officer, its president, any vice president, its treasurer, or any assistant treasurer, its secretary or any assistant secretary, without further corporate action by the Seller, in exchange for the Receivables and the other Trust Property, simultaneously with the sale, assignment and transfer to the Trustee of the Receivables, and the delivery to the Trustee of the Receivable Files and the other Trust Property. Such Certificates shall be duly executed by the Trustee, in authorized denominations equaling in the aggregate the Cut-off Date Principal Balance and evidencing the entire ownership of the Trust. No Certificate shall entitle its holder to any benefit under the Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A or Exhibit B hereto executed by the Trustee by manual signature of an authorized signatory; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication and shall be numbered in the manner determined by the Trustee.

                  Section 7.3. Registration of Transfer and Exchange of Certificates. (a) The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 7.7, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall be the initial Certificate Registrar. In the event that, subsequent to the Cut-off Date, the Trustee notifies the Servicer that it is unable to act as Certificate Registrar, the Servicer shall appoint another bank or trust company, agreeing to act in accordance with the provisions of this Agreement applicable to it, and otherwise acceptable to the Trustee, to act as successor Certificate Registrar under this Agreement.

                  (b) At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class, in authorized denominations of a like aggregate original denomination, upon surrender of such Certificates to be exchanged at such office. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall be duly endorsed by, or shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing.

                  (c) Except as provided in paragraph (d) below the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Class A Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificateholders and with respect to ownership and transfers of such Class A Certificates; (iii) ownership and transfers of registration of the Class A Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificateholders of the Class A Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificateholders; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificateholders.

                  All transfers by Certificateholders of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificateholder. Each Depository Participant shall only transfer Book-Entry Certificates of Certificateholders it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

                  (d) If (x) (i) the Company or the Depository advises the Trustee in writing that the Depository is no longer willing or able properly to discharge its responsibilities as Depository and (ii) the Trustee or Company is unable to locate a qualified successor or (y) the Company at its sole option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all Certificateholders, through the Depository, of the occurrence of any such event and of the availability of definitive, fully registered Class A Certificates (the "Definitive

Certificates") to Certificateholders requesting the same. Upon surrender to the Trustee of the Class A Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Company nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

                  (e) On or prior to the Closing Date, there shall be delivered to the Depository one Class A Certificate, in registered form registered in the name of the Depository's nominee, Cede & Co., the total face amount of which represents 100% of the Original Class A Principal Balance. Each such Class A Certificate registered in the name of the Depositary's nominee shall bear the following legend:

                  "Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

                  (f) No service charge shall be made for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  (g) No Certificate shall be registered or transferred to AmeriCredit or any Affiliate thereof other than the Seller without the prior consent of the Security Insurer. Notice of any such transfer shall be given to each Rating Agency.

                  (h) The Class B Certificates shall initially be retained by the Seller. No sale, assignment, pledge, encumbrance or transfer of any interest in any Class B Certificate shall be made or permitted without the prior written consent of the Certificate Insurer and prior notice to the Rating Agencies until the Class A Certificate Balance is reduced to zero, all payments in respect of interest on the Class A Certificates have been made in full and the Final Termination Date (as defined in the Spread Account Agreement) with respect to the Series 1996-B Certificates (as defined in the Series 1996-B Supplement) shall have occurred. The Class B Certificates shall be subject to the same restrictions on transfer that the Class A Certificates are subject to in Section
7.3 hereof.


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
For purposes of the restrictions on transfer of Class B Certificates, the Seller shall be treated as the initial purchaser. No transfer of a Class B Certificate or any interest therein shall be made unless prior to such transfer the Holder of such Class B Certificates delivers to the Seller, the Certificate Insurer and the Trustee either a ruling of the Internal Revenue Service or an Opinion of Counsel, which shall be independent outside counsel, satisfactory to the Certificate Insurer, the Trustee and the Rating Agencies in either case, to the effect that the proposed transfer (x) will not result in the arrangement contemplated by this Agreement being treated as an association taxable as a corporation under either (I) the Code, as from time to time in force or (II) the tax laws of the State of Texas and (y) will not have any adverse effect on the Federal income taxation of the Trust or the Certificateholders.

                  The Certificate Registrar shall not register the transfer of any Class B Certificate unless it shall have received a representation letter that (a) the transferee will not acquire the Class B Certificate with the assets of any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "plan" as defined in Section 4975(e)(l) of the Internal Revenue Code of 1986, as amended (the "Code"), or (b) in the case of a transfer to an insurance company general account, either (a) above or pursuant to Section I of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60"), the acquisition and holding of the certificate and, pursuant to Section III of PTCE 95-60, the servicing, management and operation of the trust are, with respect to such transferee, exempt from the "prohibited transaction" provisions of ERISA and the Code.

                  Section 7.4. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Certificate Registrar, the Trustee and (unless an Insurer Default shall have occurred and be continuing) the Security Insurer such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Certificate Registrar or the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee on behalf of the Trust shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Fractional Undivided Interest. In connection with the issuance of any new Certificate under this Section 7.4, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 7.4 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  Section 7.5. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Trustee, the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the person in whose name any


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
Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.5 and for all other purposes whatsoever, and neither the Trustee, the Certificate Registrar, the Security Insurer nor any agent of the Trustee, the Certificate Registrar or the Security Insurer shall be affected by any notice to the contrary.

                  Section 7.6. Access to List of Certificateholders' Names and Addresses. The Trustee shall furnish or cause to be furnished to the Servicer or (unless an Insurer Default shall have occurred and be continuing) the Security Insurer, within 10 days after receipt by the Trustee of a written request therefor from such party, a list, in such form as such party may reasonably require, of the names and addresses of the Certificateholders as of the most recent Accounting Date for payment of distributions to Certificateholders. If three or more Certificateholders, or one or more Certificateholders evidencing not less than 25% of the Class A Certificate Balance and the Class B Certificate Balance (disregarding any Class B Certificate held by AmeriCredit or any Affiliate thereof) (hereinafter referred to as "Applicants"), apply in writing to the Trustee, and such application states that the Applicants desire to communicate with other Certificateholders of such Class with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication that such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such Applicants access, during normal business hours, to the current list of Certificateholders. Every Certificateholder, by receiving and holding a Certificate, agrees with the Servicer and the Trustee that neither the Servicer nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders under this Agreement, regardless of the source from which such information was derived.

                  Section 7.7. Maintenance of Office or Agency. The Trustee shall maintain in Chicago, Illinois, an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and an office in Chicago, Illinois where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially designates the Corporate Trust Office as specified in this Agreement as its office for such purposes. The Trustee shall give prompt written notice to the Servicer and to Certificateholders of any change in the location of the Certificate Register or any such office or agency.

         Section 7.8. Affiliated Group May Own Certificates. To the extent that the Seller or any Affiliate of the Seller becomes the owner or pledgee of any Certificate pursuant to Section 7.3(g) hereof, during the time such Certificate is owned by it, such Certificate shall be without voting rights for any purpose set forth in this Agreement or any Related Document. The Seller shall notify the Trustee and the Security Insurer promptly after it or any of its Affiliates become the owner or pledgee of a Certificate.

                                  ARTICLE VIII
                                   THE SELLER

                  Section 8.1.  Liability of Seller.

         (a) The Seller shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Seller and the representations made by the Seller.

         Section 8.2. Merger or Consolidation of, or Assumption of the Obligations of Seller; Amendment of Certificate of Incorporation.

         (i) The Seller shall not merge or consolidate with any other Person or permit any other Person to become the successor to the Seller's business without the prior written consent of the Controlling Party. Any such successor corporation shall execute an agreement of assumption of every obligation of the Seller under this Agreement and each Related Document and, whether or not such assumption agreement is executed, shall be the successor to the Seller under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement. The Seller shall provide prompt notice of any merger, consolidation or succession pursuant to this Section 8.2 to the Trustee, the Security Insurer, the Certificateholders and the Rating Agencies. Notwithstanding the foregoing, the Seller shall not merge or consolidate with any other Person or permit any other Person to become a successor to the Seller's business, unless (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.4 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, or both, would become a Servicer Termination Event shall have occurred and be continuing, (y) the Seller shall have delivered to the Trustee, the Rating Agencies and the Security Insurer an officer's certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 8.2 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) the Seller shall have delivered to the Trustee, the Rating Agencies and the Security Insurer an Opinion of Counsel, stating, in the opinion of such counsel, either
(A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Trust in the Receivables and the Other Conveyed Property and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

         Section 8.3. Limitation on Liability of Seller and Others. The Seller and any director or officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that is not



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
incidental to its obligations as Seller of the Receivables under this Agreement and that in its opinion may involve it in any expense or liability.

                                   ARTICLE IX
                                  THE SERVICER

                  Section 9.1.  Liability of Servicer; Indemnities.

         (a) The Servicer (in its capacity as such) shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Servicer and the representations made by the Servicer.

         (b) The Servicer shall defend, indemnify and hold harmless the Trust, the Trustee, the Backup Servicer, the Security Insurer, their respective officers, directors, agents and employees, and the Certificateholders from and against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of any Financed Vehicle;

         (c) The Servicer shall indemnify, defend and hold harmless the Trust, the Trustee, the Backup Servicer, the Security Insurer, their respective officers, directors, agents and employees and the Certificateholders from and against any taxes that may at any time be asserted against any of such parties with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes asserted with respect to, and as of the date of, the sale of the Receivables and the Other Conveyed Property to the Trust or the issuance and original sale of the Certificates) and costs and expenses in defending against the same; and

         (d) The Servicer shall indemnify, defend and hold harmless the Trust, the Trustee, the Backup Servicer, the Security Insurer, their respective officers, directors, agents and employees and the Certificateholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Trust, the Trustee, the Backup Servicer, the Security Insurer or the Certificateholders by reason of the breach of this Agreement by the Servicer, the negligence, misfeasance, or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

         (e) The Servicer shall indemnify, defend and hold harmless the Trust, the Trustee, the Backup Servicer, the Security Insurer, their respective officers, directors, agents and employees and the Certificateholders from and against any loss, liability or



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
expense incurred by reason of the violation by Servicer or Seller of federal or state securities laws in connection with the registration or the sale of the Certificates.

         (f) Indemnification under this Article shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Article and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest.

         Section 9.2. Merger or Consolidation of, or Assumption of the Obligations of the Servicer or Backup Servicer.

         (a) AmeriCredit shall not merge or consolidate with any other person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to AmeriCredit's business unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be capable of fulfilling the duties of AmeriCredit contained in this Agreement and shall be acceptable to the Controlling Party, and, if an Insurer Default shall have occurred and be continuing, shall be an Eligible Servicer. Any corporation (i) into which AmeriCredit may be merged or consolidated, (ii) resulting from any merger or consolidation to which AmeriCredit shall be a party, (iii) which acquires by conveyance, transfer, or lease substantially all of the assets of AmeriCredit, or (iv) succeeding to the business of AmeriCredit, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of AmeriCredit under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to AmeriCredit under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release AmeriCredit from any obligation. AmeriCredit shall provide notice of any merger, consolidation or succession pursuant to this Section 9.2(a) to the Trustee, the Certificateholders, the Security Insurer and each Rating Agency. Notwithstanding the foregoing, AmeriCredit shall not merge or consolidate with any other Person or permit any other Person to become a successor to AmeriCredit's business, unless (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 4.6 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, or both, would become an Insurance Agreement Event of Default shall have occurred and be continuing, (y) AmeriCredit shall have delivered to the Trustee, the Rating Agencies and the Security Insurer an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 9.2(a) and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) AmeriCredit shall have delivered to the Trustee, the Rating Agencies and the Security Insurer an Opinion of Counsel, stating in the opinion of such counsel, either (A) all financing statements and continuation statements and



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
amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Trust in the Receivables and the Other Conveyed Property and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

         (b) Any corporation (i) into which the Backup Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Backup Servicer shall be a party, (iii) which acquires by conveyance, transfer or lease substantially all of the assets of the Backup Servicer, or (iv) succeeding to the business of the Backup Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Backup Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Backup Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release the Backup Servicer from any obligation.

         Section 9.3. Limitation on Liability of Servicer, Backup Servicer and Others.

         (a) Neither AmeriCredit, the Backup Servicer nor any of the directors or officers or employees or agents of AmeriCredit or Backup Servicer shall be under any liability to the Trust or the Certificateholders, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect AmeriCredit, the Backup Servicer or any such person against any liability that would otherwise be imposed by reason of a breach of this Agreement or willful misfeasance, bad faith or negligence (excluding errors in judgment) in the performance of duties; provided further that this provision shall not affect any liability to indemnify the Trustee for costs, taxes, expenses, claims, liabilities, losses or damages paid by the Trustee, in its individual capacity. AmeriCredit, the Backup Servicer and any director, officer, employee or agent of AmeriCredit or Backup Servicer may rely in good faith on the written advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

         (b) The Backup Servicer shall not be liable for any obligation of the Servicer contained in this Agreement, and the Trustee, the Seller, the Security Insurer and the Certificateholders shall look only to the Servicer to perform such obligations.

         (c) The parties expressly acknowledge and consent to LaSalle National Bank acting in the possible dual capacity of Backup Servicer or successor Servicer and in the capacity as Trustee. LaSalle National Bank may, in such dual capacity, discharge its separate functions fully, without hinderance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by LaSalle of express duties set forth in the this Agreement in any of such capacities, all of which defenses, claims or assertions



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
are hereby expressly waived by the other parties hereto except in the case of gross negligence and willful misconduct by LaSalle National Bank .

         Section 9.4. Delegation of Duties. The Servicer may delegate duties under this Agreement to an Affiliate of AmeriCredit with the prior written consent of the Security Insurer (unless an Insurer Default shall have occurred and be continuing), the Trustee and the Backup Servicer. The Servicer also may at any time perform through sub-contractors the specific duties of (i) repossession of Financed Vehicles, (ii) tracking Financed Vehicles' insurance and (iii) pursuing the collection of deficiency balances on certain Defaulted Receivables, in each case, without the consent of the Security Insurer and may perform other specific duties through such sub-contractors in accordance with Servicer's customary servicing policies and procedures, with the prior consent of the Security Insurer; provided, however, that no such delegation or sub-contracting duties by the Servicer shall relieve the Servicer of its responsibility with respect to such duties. So long as no Insurer Default shall have occurred and be continuing neither AmeriCredit or any party acting as Servicer hereunder shall appoint any subservicer hereunder without the prior written consent of the Security Insurer, the Trustee and the Backup Servicer.

         Section 9.5. Servicer and Backup Servicer Not to Resign. Subject to the provisions of Section 9.2, neither the Servicer nor the Backup Servicer shall resign from the obligations and duties imposed on it by this Agreement as Servicer or Backup Servicer except upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would have a material adverse effect on the Servicer or the Backup Servicer, as the case may be, and the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing) or a Certificate Majority (if an Insurer Default shall have occurred and be continuing) does not elect to waive the obligations of the Servicer or the Backup Servicer, as the case may be, to perform the duties which render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of the Servicer or Backup Servicer shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Trustee and the Security Insurer (unless an Insurer Default shall have occurred and be continuing). No resignation of the Servicer shall become effective until, so long as no Insurer Default shall have occurred and be continuing the Backup Servicer or an entity acceptable to the Security Insurer shall have assumed the responsibilities and obligations of the Servicer or, if an Insurer Default shall have occurred and be continuing, the Backup Servicer or a successor Servicer that is an Eligible Servicer shall have assumed the responsibilities and obligations of the Servicer. No resignation of the Backup Servicer shall become effective until, so long as no Insurer Default shall have occurred and be continuing, an entity acceptable to the Security Insurer shall have assumed the responsibilities and obligations of the Backup Servicer or, if an Insurer Default shall have occurred and be continuing a Person that is an Eligible Servicer shall have assumed the responsibilities and obligations of the Backup Servicer; provided, however, that in the event a successor Backup Servicer is not appointed within 60 days after the Backup



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Servicer has given notice of its resignation and has provided the Opinion of
Counsel required by this Section 9.5, the Backup Servicer may petition a court for its removal.


                                    ARTICLE X
                           SERVICER TERMINATION EVENTS

                  Section 10.1. Servicer Termination Event. For purposes of this Agreement, each of the following shall constitute a "Servicer Termination Event":

         (a) Any failure by the Servicer to deliver to the Trustee for distribution to Certificateholders any proceeds or payment required to be so delivered under the terms of this Agreement that continues unremedied for a period of two Business Days (one Business Day with respect to payment of Purchase Amounts) after written notice is received by the Servicer from the Trustee or (unless an Insurer Default shall have occurred and be continuing) the Security Insurer or after discovery of such failure by a Responsible Officer of the Servicer;

         (b) Failure by the Servicer to deliver to the Trustee and (so long as an Insurer Default shall not have occurred and be continuing) the Security Insurer the Servicer's Certificate by the fourth Business Day prior to the Distribution Date, or failure on the part of the Servicer to observe its covenants and agreements set forth in Section 9.2(a);

         (c) Failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement, which failure (i) materially and adversely affects the rights of Certificateholders (determined without regard to the availability of funds under the Policy), or of the Security Insurer (unless an Insurer Default shall have occurred and be continuing), and (ii) continues unremedied for a period of 30 days after knowledge thereof by the Servicer or after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Security Insurer (or, if an Insurer Default shall have occurred and be continuing any Certificateholder);

         (d) The entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Servicer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future, federal bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of its property or ordering the winding up or liquidation of the affairs of the Servicer and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days; or




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         (e) The commencement by the Servicer of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future, federal or state, bankruptcy, insolvency or similar law, or the consent by the Servicer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of its property or the making by the Servicer of an assignment for the benefit of creditors or the failure by the Servicer generally to pay its debts as such debts become due or the taking of corporate action by the Servicer in furtherance of any of the foregoing; or

         (f) Any representation, warranty or statement of the Servicer made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made (excluding, however, any representation or warranty set forth in Section 3.4(a)), and the incorrectness of such representation, warranty or statement has a material adverse effect on the Trust or the Certificateholders and, within 30 days after knowledge thereof by the Servicer or after written notice thereof shall have been given to the Servicer by the Trustee or the Security Insurer (or, if an Insurer Default shall have occurred and be continuing, a Certificateholder), the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured; or

         (g) So long as an Insurer Default shall not have occurred and be continuing, the Security Insurer shall not have delivered a Servicer Extension Notice pursuant to Section 4.14; or

         (h) So long as an Insurer Default shall not have occurred and be continuing, an Insurance Agreement Event of Default or under any other Insurance and Indemnity Agreement relating to any Series an Event of Default thereunder shall have occurred; or

         (i) A claim is made under the Policy.

         Section 10.2. Consequences of a Servicer Termination Event. If a Servicer Termination Event shall occur and be continuing, the Security Insurer (or, if an Insurer Default shall have occurred and be continuing either the Trustee, (to the extent it has knowledge thereof) a Certificate Majority), by notice given in writing to the Servicer (and to the Trustee if given by the Security Insurer or the Certificateholders) or by nonextension of the term of the Servicer as referred to in Section 4.14 may terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice or upon termination of the term of the Servicer, all authority, power, obligations and responsibilities of the Servicer under this Agreement, whether with respect to the Certificates or the Other Conveyed Property or otherwise, automatically shall pass to, be vested in and become obligations and responsibilities of the Backup Servicer (or such other successor Servicer appointed by the Controlling Party); provided, however, that the successor Servicer shall have no liability with respect to any obligation which was required to be performed by the terminated Servicer prior to the



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date that the successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer. The successor Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and the Other Conveyed Property and related documents to show the Trust as lienholder or secured party on the related Lien Certificates, or otherwise. The terminated Servicer agrees to cooperate with the successor Servicer in effecting the termination of the responsibilities and rights of the terminated Servicer under this Agreement, including, without limitation, the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the terminated Servicer for deposit, or have been deposited by the terminated Servicer, in the Collection Account or thereafter received with respect to the Receivables and the delivery to the successor Servicer of all Receivable Files, Monthly Records and Collection Records and a computer tape in readable form as of the most recent Business Day containing all information necessary to enable the successor Servicer or a successor Servicer to service the Receivables and the Other Conveyed Property. If requested by the Controlling Party, the successor Servicer shall terminate the Lockbox Agreement and direct the Obligors to make all payments under the Receivables directly to the successor Servicer (in which event the successor Servicer shall process such payments in accordance with Section 4.2(e)), or to a lockbox established by the successor Servicer at the direction of the Controlling Party, at the successor Servicer's expense. The terminated Servicer shall grant the Trustee, the successor Servicer and the Controlling Party reasonable access to the terminated Servicer's premises at the terminated Servicer's expense.

         Section 10.3. Appointment of Successor.

         (a) On and after the time the Servicer receives a notice of termination pursuant to Section 10.2, upon non-extension of the servicing term as referred to in Section 4.14, or upon the resignation of the Servicer pursuant to Section 9.5, the Backup Servicer (unless the Security Insurer shall have exercised its option pursuant to Section 10.3(b) to appoint an alternate successor Servicer) shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for in this Agreement, and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement except as otherwise stated herein. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. If a successor Servicer is acting as Servicer hereunder, it shall be subject to term-to-term servicing as referred to in Section 4.14 and to termination under Section 10.2 upon the occurrence of any Servicer Termination Event applicable to it as Servicer.

         (b) The Controlling Party may exercise at any time its right to appoint as Backup Servicer or as successor to the Servicer a Person other than the Person serving


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as Backup Servicer at the time, and (without limiting its obligations under the
Policies) shall have no liability to the Trustee, AmeriCredit, the Seller, the Person then serving as Backup Servicer, any Certificateholders or any other Person if it does so. Notwithstanding the above, if the Backup Servicer shall be legally unable or unwilling to act as Servicer, and an Insurer Default shall have occurred and be continuing, the Backup Servicer, the Trustee or a Certificate Majority may petition a court of competent jurisdiction to appoint any Eligible Servicer as the successor to the Servicer. Pending appointment pursuant to the preceding sentence, the Backup Servicer shall act as successor Servicer unless it is legally unable to do so, in which event the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment. Subject to Section 9.5, no provision of this Agreement shall be construed as relieving the Backup Servicer of its obligation to succeed as successor Servicer upon the termination of the Servicer pursuant to Section 10.2, the resignation of the Servicer pursuant to Section 9.5 or the non-extension of the servicing term of the Servicer, as referred to in Section
4.14. If upon the termination of the Servicer pursuant to Section 10.2 or the resignation of the Servicer pursuant to Section 9.5, the Controlling Party appoints a successor Servicer other than the Backup Servicer, the Backup Servicer shall not be relieved of its duties as Backup Servicer hereunder.

         (c) Any successor Servicer shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if the Servicer had not resigned or been terminated hereunder. If any successor Servicer is appointed as a result of the Backup Servicer's refusal (in breach of the terms of this Agreement) to act as Servicer although it is legally able to do so, the Security Insurer and such successor Servicer may agree on reasonable additional compensation to be paid to such successor Servicer by the Backup Servicer, which additional compensation shall be paid by such breaching Backup Servicer in its individual capacity and solely out of its own funds. If any successor Servicer is appointed for any reason other than the Backup Servicer's refusal to act as Servicer although legally able to do so, the Security Insurer and such successor Servicer may agree on additional compensation to be paid to such successor Servicer, which additional compensation shall be payable as provided in the Spread Account Agreement and shall in no event exceed $150,000. In addition, any successor Servicer shall be entitled, as provided in the Spread Account Agreement, to reasonable transition expenses incurred in acting as successor Servicer.

         Section 10.4. Notification to Certificateholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article X, the Trust shall give prompt written notice thereof to each Rating Agency to the Certificateholders at their respective addresses appearing in the Certificate Register.

         Section 10.5. Waiver of Past Defaults. The Security Insurer or (if an Insurer Default shall have occurred and be continuing) a Certificate Majority may, on behalf of all Holders of Certificates, waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such


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
default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.


                                   ARTICLE XI
                                   THE TRUSTEE

                  Section 11.1. Duties of Trustee. (a) Subject to paragraph (c) of this Section 11.1, the Trustee, both prior to and after the occurrence of a Servicer Termination Event, undertakes to perform as Trustee such duties and only such duties as are specifically set forth in this Agreement.

                  (b) The Trustee, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provisions of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement.

                  (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act (other than errors in judgment) or its own bad faith or willful misfeasance; provided however, that:

                  (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                  (ii) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proven that the Trustee was negligent in performing its duties in accordance with the terms of this Agreement;

                  (iii) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement; and

                  (iv) the Trustee shall not be liable for any action it takes or omits to take in good faith at the direction of the Security Insurer (or, after an Insurer Default shall have occurred and be continuing, a Certificate Majority).

                  (d) Notwithstanding any other provision of this Agreement, the Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under this Agreement, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Backup Servicer shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

                  (e) The Trustee shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in this Agreement, or of any failure by the Seller to comply with the obligations of the Seller referred to in this Agreement, unless a Trustee officer obtains actual knowledge of such failure (it being understood that knowledge of the Servicer is not attributable to the Trustee) or the Trustee receives written notice of such failure from the Servicer or the Seller, as the case may be, or the Security Insurer (or, if an Insurer Default shall have occurred and be continuing) the Holders of Certificates evidencing not less than 25% of the sum of the Class A Certificate Balance and the Class B Certificate Balance, or, if there are no Class A Certificates then outstanding, by Holders of Class B Certificates evidencing not less than 25% of the Class B Certificate Balance;

                  (f) Except for actions expressly authorized by this Agreement, the Trustee shall take no action reasonably likely to impair the security interests created or existing under any Receivable or Financed Vehicle or to impair the value of any Receivable or Financed Vehicle; and

                  (g) Without limiting the generality of this Section 11.1, the Trustee, in its capacity as Trustee, shall have no duty (i) to see to any recording, filing or depositing of this Pooling and Servicing Agreement or any agreement referred to herein or any financing statement evidencing a security interest in the Financed Vehicles, or to see to the maintenance of any such recording or filing or depositing or to any recording, refiling or redepositing of any thereof, (ii) to see to any insurance of the Financed Vehicles or Obligors or to effect or maintain any such insurance, (iii) to see to the payment or discharge of any tax, assessment or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed or levied against any part of the Trust, (iv) to confirm or verify the contents of any reports or certificates delivered to the Trustee pursuant to this Pooling and Servicing Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties, or (v) to inspect the Financed Vehicles at any time or ascertain or inquire as to the performance



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
or observance of any of the Seller's or the Servicer's representations, warranties or covenants or the Servicer's duties and obligations as Servicer and as custodian of the Receivable Files under the Custodian Agreement.

                  Section 11.2. Trustee's Assignment of Administrative Receivables and Warranty Receivables. With respect to all Administrative Receivables and all Warranty Receivables purchased by the Servicer or the Seller, the Trustee shall take any and all actions reasonably requested by the Seller or the Servicer, at the expense of the Person whose obligation was to repurchase the Administrative Receivable or the Warranty Receivable, to assign, without recourse, representation or warranty, to the Seller or the Servicer, as applicable, including, without limitation, all the items conveyed to the Trustee pursuant to Section 3.1(a) with respect to such Purchased Receivable, all monies due thereon, the security interests in the related Financed Vehicles, proceeds from any Insurance Policies, proceeds from recourse against Dealers on such Receivables and the interests of the Trust in certain rebates of premiums and other amounts relating to the Insurance Policies and any documents relating thereto, such assignment being an assignment outright and not for security; and the Seller or the Servicer, as applicable, shall thereupon own such Receivable, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto. Each of the Servicer, the Trustee and the Seller shall cooperate with respect to the orderly transfer of the servicing to the party purchasing the Administrative Receivable hereunder, and each of the Servicer, the Trustee and the Seller shall cooperate with such party to ensure that the purchasing party is subrogated to the rights of each such Person with respect to such Receivable.

                  Section 11.3. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 11.1(c):

                  (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under this Agreement in good faith and in accordance with such Opinion of Counsel;

                  (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement, at the request, order or direction of any of the Certificateholders or the Security Insurer, pursuant to the provisions of this Agreement, unless such Certificateholders or the Security Insurer shall have offered to the Trustee reasonable security or indemnity against



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         the costs, expenses and liabilities that may be incurred therein or thereby; provided however, that the Trustee shall, upon the occurrence of a Servicer Termination Event (that has not been cured), exercise the rights and powers vested in it by this Agreement with reasonable care and skill;

                  (d) the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Security Insurer or by Holders of Certificates evidencing not less than 25% of the sum of the Class A Certificate Balance and the Class B Certificate Balance, or, if there are no Class A Certificates then outstanding, by Holders of Class B Certificates evidencing not less than 25% of the Class B Certificate Balance; provided however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding; the reasonable expense of every such examination shall be paid by the Person making such request or, if paid by the Trustee, shall be reimbursed by the Person making such request upon demand;

                  (e) The Trustee may execute any of the trusts or powers under this Agreement or perform any duties under this Agreement ether directly or by or through agents or attorneys or custodians. The Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by the Trustee. The Trustee shall not be responsible for any misconduct or negligence attributable to the acts or omissions of the Servicer;

                  (f) The Trustee may rely, as to factual matters relating to the Seller or the Servicer, on an Officer's Certificate of a Responsible Officer of the Seller or Servicer, respectively; and

                  (g) The Trustee shall not be required to take any action or refrain from taking any action under this Agreement, or any Related Document referred to herein, nor shall any provision of this Agreement, or any such Related Document be deemed to impose a duty on the Trustee to take action, if the Trustee shall have been advised by counsel that such action is contrary to the terms of this Agreement, or any Related Document or is contrary to law.

                  Section 11.4. Trustee Not Liable for Certificates or Receivables. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the execution of the Certificates) or of any Receivable or Related Document, except to the extent otherwise expressly provided herein. The Trustee shall at no time (except during such time, if any, as it is acting as successor Servicer)



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have any responsibility or liability for or with respect to the legality, validity and enforceability of any security interest in any Financed Vehicle or any Receivable, or the perfection and priority of such a security interest or the maintenance of any such perfection and priority, or for or with respect to the efficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation, the existence, condition, location and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence of any Receivable or any computer or other record thereof (it being understood that the Trustee has not reviewed and does not intend to review such matters, the sole responsibility for such review being vested in the Seller and the Servicer as applicable); the completeness of any Receivable; the receipt by the Servicer of any Receivable; the performance or enforcement of any Receivable; the compliance by the Seller and the Servicer with any covenant or the breach by the Seller and the Servicer of any warranty or representation made under this Agreement or in any Related Document and the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any noncompliance therewith or any breach thereof, any investment of monies by or at the direction of the Servicer or any loss resulting therefrom (it being understood, however, that the Trustee shall remain responsible for any Trust Property that it may hold directly); the acts or omissions of the Seller, the Servicer or any Obligor; any action of the Servicer taken in the name of the Trustee; the accuracy, content or completeness of any offering documents used in connection with the sale of the Certificates or any action by the Trustee taken at the instruction of the Servicer, the Seller, the Security Insurer or the Certificateholders holding the requisite percentage of Certificates; provided however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, whether as Trustee or as Backup Servicer. The Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Servicer in respect of the Receivables prior to the time such funds are deposited in the Collection Account.

                  Section 11.5. Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee and may deal with the Seller and the Servicer in banking transactions with the same rights as it would have if it were not Trustee.

                  Section 11.6. Trustee's Fees and Expenses; Indemnification. The Servicer in a separate agreement (the "Fee Letter") has covenanted and agreed to pay to the Trustee, and the Trustee shall be entitled to, certain annual fees (the "Annual Trustee's Fee") (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services, including services as Backup Servicer, rendered by it in the execution of the trusts created by this Agreement and in the exercise and performance of any of the powers and duties under this Agreement of the Trustee. To the extent not covered by Article IX, the Seller and the Servicer shall indemnify, defend, and hold harmless the Trustee and the Backup Servicer from and against all costs,



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expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance of the performance of the trusts and duties contained in this Agreement, except to the extent that such cost, expense, loss, claim, damage or liability is due to the bad faith or gross negligence (except for errors in judgment) of the Trustee or the Backup Servicer, respectively. In addition, the Servicer in Section 9.1 has agreed to indemnify the Trustee with respect to certain matters, and the Certificateholders in their individual capacity under Section 11.3(c) or (d) may agree to indemnify the Trustee under certain circumstances. The provisions of this Section 11.6 shall (i) not be in limitation of the Fee Letter entered into in connection with this Agreement between the Servicer and the Trustee (ii) shall not terminate or be deemed released upon the resignation or termination of AmeriCredit as the Servicer and
(iii) shall survive any termination of this Agreement.

                  Section 11.7. Subscription Agreement. The Trustee is hereby authorized and directed to execute and deliver the Subscription Agreement on behalf of the Trust.

                  Section 11.8. Eligibility Requirements for Trustee. The Trustee under this Agreement shall at all times be a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, satisfactory to AmeriCredit and (so long as an Insurer Default shall not have occurred and be continuing) satisfactory to the Security Insurer, and (if Moody's then has a rating outstanding on the Certificates) with a long-term debt rating from Moody's of "Baa3" or higher or otherwise acceptable to Moody's. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 11.7, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 11.7, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.8.

                  Section 11.9. Resignation or Removal of Trustee. (a) Subject to the provisions of subsection (c) of this Section 11.8, the Trustee may at any time resign and be discharged from the trusts created by this Agreement by giving written notice thereof to the Servicer. Upon receiving such notice of resignation, the Servicer, with the consent of the Security Insurer (unless an Insurer Default shall have occurred and be continuing), shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.




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                  (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.8 and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer or (so long as an Insurer Default shall not have occurred and be continuing) the Security Insurer shall remove the Trustee. If the Trustee is removed under the authority of the immediately preceding sentence, the Servicer or the Security Insurer, as the case may be, shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. The Servicer shall also pay all fees due and owing to the outgoing Trustee. Any successor trustee shall (so long as an Insurer Default shall not have occurred and be continuing) be acceptable to the Security Insurer.

                  (c) Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 11.8 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 11.9.

                  (d) If the Trustee and the Backup Servicer shall be the same Person and the rights and obligations of the Backup Servicer shall have been terminated pursuant to Section 10.2, then the Security Insurer (or, if an Insurer Default shall have occurred and be continuing, a Certificate Majority) shall have the option, by 60 days' prior notice in writing to the Seller, the Servicer and the Trustee, to remove the Trustee, and the Security Insurer shall not have any liability to the Trustee, AmeriCredit, the Seller, the Servicer or any Certificateholder in connection with such removal.

                  Section 11.10. Successor Trustee. (a) Any successor Trustee appointed as provided in Section 11.8 shall execute, acknowledge and deliver to the Servicer and the Security Insurer, and to its predecessor Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance (except as provided below), shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Trustee; but, on request of the Servicer and the Security Insurer, or the successor trustee, such predecessor Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor trustee all of the rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver to such successor trustee all property and money held by such trustee so ceasing to act hereunder. Upon request of any such successor trustee, the Seller, on behalf of the Trust, shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts. The predecessor Trustee shall deliver to the successor Trustee all documents and statements held by it under this Agreement or any Related Document; and


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the predecessor Trustee and the other parties to the Related Documents shall amend any Related Document to make the successor Trustee the successor to the predecessor Trustee thereunder; and the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations. No successor Trustee shall accept appointment as provided in this Section 11.9 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 11.7. Upon acceptance of appointment by a successor Trustee as provided in this Section 11.9, the Seller shall mail notice by first-class mail of the successor of such Trustee and the address of the successor Trustee's corporate trust office under this Agreement to each Rating Agency, the Security Insurer and all Holders of Certificates at their addresses as shown in the Certificate Register. If the Seller fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Seller.

                  Section 11.11. Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee under this Agreement, provided such corporation shall be eligible under the provisions of
Section 11.7, without the execution or filing of any instrument or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding. The Trustee or its successor hereunder shall provide the Servicer and the Security Insurer with prompt notice of any such transaction.

                  Section 11.12. Appointment of Co-Trustee or Separate Trustee.
(a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Property or any Financed Vehicle may at the time be located, the Trustee, with the consent of the Servicer and (so long as an Insurer Default shall not have occurred and be continuing) the Security Insurer, shall have the power and may execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Property, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Property, or any part thereof, and, subject to the other provisions of this Section 11.11, such powers, duties, obligations, rights and trusts as the Servicer, the Trustee and (so long as an Insurer Default shall not have occurred and be continuing) the Security Insurer may consider necessary or desirable. If the Servicer shall not have consented to such appointment within 15 days after the receipt by it of a request to do so, or if a Servicer Termination Event shall have occurred and be continuing, the consent of the Servicer shall not be required. No co-Trustee or separate Trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee under Section 11.7 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required



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under Section 11.9. Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or cotrustee jointly (it being understood that such separate trustee or cotrustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Property or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (ii) No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

                  (iii) The Servicer, the Trustee and provided no Insurer Default shall have occurred and be continuing, the Security Insurer acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

                  (b) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

                  (c) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  Section 11.13. Representations and Warranties of Trustee. Each of the Trustee and Backup Servicer represents and warrants as of the date of this Agreement that:



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
                  (a) it is either (i) a banking corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation or (ii) a national banking association duly organized, validly existing and in good standing under the laws of the United States of America;

                  (b) it has full power, authority and legal right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement;

                  (c) the execution, delivery and performance by it of this Agreement (a) do not violate any provision of any law or regulation governing the banking and trust powers of it or any order, writ, judgment, or decree of any court, arbitrator, or governmental authority applicable to it or any of its assets, (b) do not violate any provision of its corporate charter or by-laws, or (c) to the best of its knowledge do not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any of the Trust Property pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking other than this Agreement to which it is a party;

                  (d) the execution, delivery and performance by it of this Agreement do not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency regulating its banking and corporate trust activities; and

                  (e) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding agreement of it, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  Section 11.14. Tax Returns. In the event the Trust shall be required to file tax returns, the Servicer shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and shall remit such returns to the Trustee for signature at least five Business Days before such returns are due to be filed. The Trustee, upon request, shall furnish the Servicer with all such information known to the Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust, and shall execute such returns and cause such returns to be filed on or prior to the date on which such returns are due; provided, that such returns have been provided to the Trustee by the Servicer as described in the previous sentence.

                  Section 11.15. Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates may



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
be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been obtained.

                  Section 11.16. Suit for Enforcement. If a Servicer Termination Event shall occur and be continuing, the Trustee, in its discretion may (but shall have no duty or obligation so to proceed), subject to the provisions of
Section 11.1, proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Certificateholders.

                  Section 11.17. Rights to Direct Trustee. Subject to Section 11.3(c), the Security Insurer (or, if an Insurer Default shall have occurred and be continuing, a Certificate Majority) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided however, that subject to Section 11.1, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed would be in violation of this Agreement or any of the Related Documents or would subject it to personal liability against which it has not been provided reasonable indemnity or (in the case of directions provided by a Certificate Majority) be unduly prejudicial to the rights of Certificateholders not parties to such direction; and provided further that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction by the Security Insurer or the Certificateholders.


                                   ARTICLE XII
                                   TERMINATION

                  Section 12.1. Termination of the Trust. (a) The respective obligations and responsibilities of the Seller, the Servicer, the Security Insurer and the Trustee created by this Agreement and the Trust created by this Agreement shall terminate upon the latest of (i) the maturity or other liquidation of the last Receivable (including the purchase as of any Accounting Date by the Seller or the Servicer at its option of the corpus of the Trust as described in Section 12.2) and the subsequent distribution to Certificateholders pursuant to Section 5.5 of the amount required to be deposited pursuant to
Section 12.2



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
or (ii) the payment to Certificateholders of all amounts required to be paid to them pursuant to this Agreement and the payment to the Security Insurer of all amounts payable or reimbursable to it pursuant to this Agreement and the Insurance Agreement. In either case, there shall be delivered to the Trustee and the Security Insurer an Opinion of Counsel that all applicable preference periods under federal, state and local bankruptcy insolvency and similar laws have expired with respect to the payments pursuant to clause (ii); provided however, that in no event shall the trust created by this Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living on the date of this Agreement of Rose Kennedy of the Commonwealth of Massachusetts; and provided, further, that the rights to indemnification under Sections 9.1 and 11.6 shall survive the termination of the Trust. The Servicer shall promptly notify the Trustee, the Rating Agencies and the Security Insurer of any prospective termination pursuant to this Section 12.1.

                  (b) Notice of any final distribution, specifying the Distribution Date upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and retirement of the Certificates, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 1st day and not later than the 10th day of the month of such final distribution specifying (i) the Distribution Date upon which final payment of the Certificates shall be made upon presentation and surrender of Certificates at the office of the Trustee therein specified, (ii) the amount of any such final payment, and (iii) that the Accounting Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. The Trustee shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given, the Servicer or the Trustee, as the case may be, shall make deposits into the Collection Account in accordance with Section 5.4, or, in the case of an optional purchase of Receivables pursuant to Section 12.2, shall deposit the amount specified in
Section 12.2. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to Section 5.5.

                  (c) In the event that all of the Certificateholders shall not surrender their Certificates for retirement within six months after the date specified in the above-mentioned written notice, the Trustee shall have a second written notice to the remaining Certificateholders to surrender their Certificates for retirement and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for retirement, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain subject to this Agreement. As soon as practicable after the termination of the Trust, the Trustee shall surrender the Policy to the Security Insurer for cancellation.




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
                  Section 12.2. Optional Purchase of All Receivables. On each Determination Date as of which the Class A Certificate Balance is less than 10% of the Cut-Off Date Class A Certificate Balance, the Servicer and the Seller each shall have the option to purchase the corpus of the Trust (with the consent of the Security Insurer, if such purchase would result in a claim on the Policy or would result in any amount owing to the Security Insurer remaining unpaid). To exercise such option, the Servicer or the Seller, as the case may be, shall pay the aggregate Purchase Amounts for the Receivables, plus the appraised value of any other property (including the right to receive any future recoveries) held as part of the Trust, such appraisal to be conducted by an appraiser mutually agreed upon by the Servicer or the Seller, as the case may be, and the Security Insurer (or the Trustee, if an Insurer Default shall have accrued and be continuing), and shall succeed to all interests in and to the Trust Property. The Servicer or Seller shall promptly notify the Rating Agencies of any proposed exercise of such option. The fees and expenses related to such appraisal shall be paid by the party exercising the option to purchase.


                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS

                  Section 13.1. Amendment. (a) This Agreement may be amended by the Seller, the Servicer and the Trustee, with the prior written consent of the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing) but without the consent of any of the Certificateholders, (i) to cure any ambiguity, or (ii) to correct or supplement any provisions in this Agreement; provided however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of the Certificateholders, provided, further, that if an Insurer Default has occurred and is continuing, such action shall not amend, modify or limit the Security Insurer's rights under (i) Section 5.5(a), (ii) any rights to indemnification to which the Security Insurer is entitled hereunder or (iii) any defined terms used in preceding clauses (i) or (ii).

                  (b) This Agreement may also be amended from time to time by the Seller, the Servicer and the Trustee with the prior written consent of the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing) and with the consent of a Certificate Majority (which consent of any Holder of a Certificate given pursuant to this Section 13.1(b) or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Certificate and of any Certificate issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Certificate) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Certificates; provided however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made on any Certificate or the Class A Pass-Through Rate or the Class B Pass-Through Rate or (b) reduce the aforesaid


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
percentage required to consent to any such amendment or any waiver hereunder, without the consent of the Holders of all Certificates then outstanding, provided, further, that if an Insurer Default has occurred and is continuing, such action shall not amend, modify or limit the Security Insurer's rights under
(i) Section 5.5(a), (ii) any rights to indemnification to which the Security Insurer is entitled hereunder or (iii) any defined terms used in preceding clauses (i) or (ii).

                  (c) Prior to the execution of any such amendment or consent, the Trustee shall furnish written notification of the substance of such amendment or consent to each Rating Agency.

                  (d) Promptly after the execution of any such amendment or consent, the Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder.

                  (e) It shall not be necessary for the consent of Certificateholders pursuant to Section 13.1(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe, including the establishment of record dates.

                  (f) Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement, in addition to the Opinion of Counsel referred to in Section 13.2(i). The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

                  Section 13.2. Protection of Title to Trust. (a) The Seller or the Servicer or both shall execute and file such financing statements and cause to be executed and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Trust, the Trustee and the Security Insurer under this Agreement in the Trust Property and in the proceeds thereof. The Seller or the Servicer or both shall deliver (or cause to be delivered) to the Trustee and the Security Insurer file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

                  (b) Neither the Seller nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by the Seller in accordance with paragraph (a) above seriously misleading within the meaning of
Section 9-402(7) of the UCC, unless it shall have given the Trustee and the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing) at least 60 days prior written notice thereof,


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
and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.

                  (c) Each of the Seller and the Servicer shall give the Trustee and the Security Insurer at least 60 days prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. The Servicer shall at all times maintain each office from which it services Receivables and its principal executive office within the United States of America.

                  (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

                  (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Trustee, the Servicer's master computer records (including any backup archives) that refer to any Receivable indicate clearly (with reference to the particular grantor trust) that the Receivable is owned by the Trust. Indication of the Trust's ownership of a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the Receivable has been paid in full or repurchased by the Seller or the Servicer.

                  (f) If at any time the Seller or the Servicer proposes to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they refer in any manner whatsoever to any Receivable, indicate clearly that such Receivable has been sold and is owned by the Trust unless such Receivable has been paid in full or repurchased by the Seller or the Servicer.

                  (g) The Servicer shall permit the Trustee, the Backup Servicer, the Security Insurer, the Seller and their respective agents, at any time to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Receivables or any other portion of the Trust Property.

                  (h) The Servicer shall furnish to the Trustee, the Backup Servicer, the Seller and the Security Insurer at any time upon request a list of all Receivables then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust. The Trustee shall hold any such list


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
and Schedule of Receivables for examination by interested parties during normal business hours at the Corporate Trust Office upon reasonable notice by such Persons of their desire to conduct an examination.

                  (i) The Seller and the Servicer shall deliver to the Trustee and the Security Insurer simultaneously with the execution and delivery of this Agreement and of each amendment thereto and upon the occurrence of the events giving rise to an obligation to give notice pursuant to Section 13.2(b) or (c), an Opinion of Counsel (a) stating that, in the opinion of such Counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Receivables and the other Trust Property, and reciting the details of such filing or referring to prior Opinions of Counsel in which such details are given, (b) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interest, or (c) stating in the opinion of such counsel, any action which is necessary to preserve and protect such interest during the following 12-month period.

                  (j) The Servicer shall deliver to the Trustee and the Security Insurer, within 90 days after June 1, 1997, an Opinion of Counsel, either (a) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (b) stating that, in the opinion of such counsel, no action shall be necessary to preserve and protect such interest.

                  Section 13.3. Limitation on Rights of Certificateholders. (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties to this Agreement or any of them.

                  (b) No Certificateholder shall have any right to vote (except as provided in this Section 13.3 or Sections 10.2, 10.5 or 13.1) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties to this Agreement, nor shall anything set forth in this Agreement, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision of this Agreement or any Related Document.

                  (c) So long as no Insurer Default has occurred and is continuing, except as otherwise specifically provided herein, whenever Class A Certificateholder action, consent or approval is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Class A Certificateholders if the Security Insurer agrees to take such action or give such


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
consent or approval. If an Insurer Default shall have occurred and is continuing, no Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as provided in this Agreement and unless also the Holders of Certificates evidencing not less than 25% of the sum of the Class A Certificate Balance and the Class B Certificate Balance, or, if there are no Class A Certificates then outstanding, by Holders of Class B Certificates evidencing not less than 25% of the Class B Certificate Balance shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under this Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request, and offer of indemnity, shall have neglected or refused to institute any such action, suit, or proceeding and during such 30-day period, no request or waiver inconsistent with such written request has been given to the Trustee pursuant to and in compliance with this Section 13.3 or Section 10.5; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb, or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner provided in this Agreement and for the equal, ratable, and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 13.3, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity. Nothing in this Agreement shall be construed as giving the Certificateholders any right to make a claim under the Policy.

                  Section 13.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws thereof and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

                  Section 13.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                  Section 13.6. Assignment. Notwithstanding anything to the contrary contained in this Agreement, except as provided in Section 8.2 or
Section 9.2 and as provided in the provisions of the Agreement concerning the resignation of the Servicer and the Backup Servicer, this Agreement may not be assigned by the Seller or the

Servicer without the prior written consent of the Trustee and the Security Insurer (or, if an Insurer Default shall have occurred and be continuing the Trustee and a Certificate Majority).

                  Section 13.7. Certificates Nonassessable and Fully Paid. Certificateholders shall not be personally liable for obligations of the Trust, the Fractional Undivided Interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and Certificates upon authentication thereof by the Trustee pursuant to Section 7.2 are and shall be deemed fully paid.

                  Section 13.8. Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as otherwise provided in this Article XIII, no other Person shall have any right or obligation hereunder. The Security Insurer and its successors and assigns shall be a third-party beneficiary to the provisions of this Agreement, and shall be entitled to rely upon and directly enforce such provisions of this Agreement so long as no Insurer Default shall have occurred and be continuing. Except as expressly stated otherwise herein or in the Related Documents, any right of the Security Insurer to direct, appoint, consent to, approve of, or take any action under this Agreement, shall be a right exercised by the Security Insurer in its sole and absolute discretion. The Security Insurer may disclaim any of its rights and powers under this Agreement (but not its duties and obligations under the Policy) upon delivery of a written notice to the Trustee.

                  Section 13.9. Financial Security as Controlling Party. Each Certificateholder by purchase of the Certificates held by it acknowledges that the Trustee on behalf of the Trust, as partial consideration of the issuance of the Policy, has agreed that the Security Insurer shall have certain rights hereunder for so long as no Insurer Default shall have occurred and be continuing. So long as an Insurer Default has occurred and is continuing, any provision giving the Security Insurer the right to direct, appoint or consent to, approve of, or take any action under this Agreement shall be inoperative during the period of such Insurer Default and such right shall instead vest in the Trustee acting at the direction of the Holders of Certificates. The Security Insurer may disclaim any of its rights and powers under this Agreement (but not its duties and obligations under the Policy) upon delivery of a written notice to the Trustee. The Security Insurer may give or withhold any consent hereunder in its sole and absolute discretion.

                  Section 13.10. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

                  Section 13.11. Notices. All demands, notices and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the


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
case of the Seller, the Seller, at the following address: 1325 Airmotive Way, Reno, Nevada 89502, (b) in the case of the Servicer, and, for so long as AmeriCredit is the Servicer, the Servicer, at the following address: AmeriCredit Financial Services, Inc., 200 Bailey Avenue, Fort Worth, Texas 76107-1220,
Attention: Chief Financial Officer, (c) in the case of the Trustee, and, for so long as the Trustee is the Backup Servicer, the Trustee, at the Corporate Trust Office, (d) in the case of each Rating Agency, 99 Church Street, New York, New York 10007 (for Moody's) and 26 Broadway, New York, New York 10004 (for Standard & Poor's), and (e) in the case of the Security Insurer, Financial Security Assurance, Inc., 350 Park Avenue, New York, New York 10022, Attention:
Surveillance Department, Re: AmeriCredit Automobile Receivables Trust 1996-B, or at such other address as shall be designated by any such party in a written notice to the other parties. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register, and any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

                  Section 13.12. Successors and Assigns. This Agreement shall be binding upon the parties hereof and their respective successors and assigns, and shall inure to the benefit of and be enforceable by the parties hereof and their respective successors and assigns permitted hereunder. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Trustee and the Certificateholders and their respective permitted successors and assigns, if any. Any request, notice, direction, consent, waiver or other instrument or action by any Certificateholder shall bind its successors and assigns.




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
                  IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused this Pooling and Servicing Agreement to be duly executed by their respective officers, effective as of the day and year first above written.


                                       AMERICREDIT FINANCIAL SERVICES,
                                       INC., as Seller and Servicer




                                       By /s/ Daniel Berce
                                          --------------------------------------
                                           Name:  Daniel Berce
                                           Title:  Executive Vice President,
                                                     Chief Financial Officer and
                                                     Treasurer




                                       LASALLE NATIONAL BANK,
                                         as Trustee and as Backup Servicer




                                       By /s/ Shashank Mishra
                                          --------------------------------------
                                           Name: Shashank Mishra
                                           Title: Vice President


                                       AFS FUNDING CORP.



                                       By /s/ Daniel Berce
                                          --------------------------------------
                                           Name:  Daniel Berce
                                           Title:  Executive Vice President,
                                                     Chief Financial Officer and
                                                     Treasurer

                                   SCHEDULE A

                             SCHEDULE OF RECEIVABLES

                                   SCHEDULE B

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         1. Characteristics of Receivables. Each Receivable (A) was originated by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business in accordance with AmeriCredit's credit policies and such Dealer had all necessary licenses and permits to originate Receivables in the state where such Dealer was located, was fully and properly executed by the parties thereto, was purchased by AmeriCredit from such Dealer under an existing Dealer Agreement or pursuant to a Dealer Assignment with AmeriCredit and was validly assigned by such Dealer to AmeriCredit pursuant to a Dealer Assignment,
(B) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral security, (C) is a Receivable which provides for level monthly payments (provided that the period in the first Monthly Period and the payment in the final Monthly Period of the Receivable may be minimally different from the normal period and level payment) which, if made when due, shall fully amortize the Amount Financed over the original term and (D) has not been amended or collections with respect to which waived, other than as evidenced in the Receivable File relating thereto.

         2. No Fraud or Misrepresentation. Each Receivable was originated by a Dealer and was sold by the Dealer to AmeriCredit and by AmeriCredit to the Seller without any fraud or misrepresentation on the part of such Dealer in any case.

         3. Compliance with Law. All requirements of applicable federal, state and local laws, and regulations thereunder (including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Moss-Magnuson Warranty Act, the Federal Reserve Board's Regulations "B" and "Z", the Soldiers' and Sailors' Civil Relief Act of 1940, each applicable state Motor Vehicle Retail Installment Sales Act, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws and equal credit opportunity and disclosure laws) in respect of the Receivables and the Financed Vehicles, have been complied with in all material respects, and each Receivable and the sale of the Financed Vehicle evidenced by each Receivable complied at the time it was originated or made and now complies in all material respects with all applicable legal requirements.

         4. Origination. Each Receivable was originated in the United States.

         5. Binding Obligation. Each Receivable represents the genuine, legal, valid and binding payment obligation of the Obligor thereon, enforceable by the holder thereof in accordance with its terms, except (A) as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (B) as such Receivable may be modified by the application after the Cutoff Date of the

Soldiers' and Sailors' Civil Relief Act of 1940, as amended; and all parties to each Receivable had full legal capacity to execute and deliver such Receivable and all other documents related thereto and to grant the security interest purported to be granted thereby.

         6. No Government Obligor. No Obligor is the United States of America or any State or any agency, department, subdivision or instrumentality thereof.

         7. Obligor Bankruptcy. At the Cutoff Date no Obligor had been identified on the records of AmeriCredit as being the subject of a current bankruptcy proceeding.

         8. Schedule of Receivables. The information set forth in the Schedule of Receivables has been produced from the Electronic Ledger and was true and correct in all material respects as of the close of business on the Cutoff Date.

         9. Marking Records. By the Closing Date, the Seller will have caused the portions of the Electronic Ledger relating to the Receivables to be clearly and unambiguously marked to show that the Receivables have been sold to the Seller by the Servicer and resold by the Seller to the Trust in accordance with the terms of the Pooling and Servicing Agreement.

         10. Computer Tape. The Computer Tape made available by the Seller to the Trust on the Closing Date was complete and accurate as of the Cutoff Date and includes a description of the same Receivables that are described in the Schedule of Receivables.

         11. Adverse Selection. No selection procedures adverse to the Certificateholders were utilized in selecting the Receivables from those receivables owned by the Seller which met the selection criteria contained in the Pooling and Servicing Agreement.

         12. Chattel Paper. The Receivables constitute chattel paper within the meaning of the UCC as in effect in the States of Texas and New York.

         13. One Original. There is only one original executed copy of each Receivable.

         14. Receivable Files Complete. There exists a Receivable File pertaining to each Receivable and such Receivable File contains (a) a fully executed original of the Receivable, (b) the original executed credit application, or a copy thereof and (c) the original Lien Certificate or application therefor. Each of such documents which is required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces. All blanks on any form have been properly filled in and each form has otherwise been correctly prepared. The complete Receivable File for each Receivable currently is in the possession of the Custodian.

         15. Receivables in Force. No Receivable has been satisfied, subordinated or rescinded, and the Financed Vehicle securing each such Receivable has not been released from the lien of the related Receivable in whole or in part. No terms of any Receivable have been waived, altered or modified in any respect since its origination, except by instruments or documents identified in the Receivable File. No Receivable has been modified as a result of application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         16. Lawful Assignment. No Receivable was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under this Agreement or pursuant to transfers of the Certificates.

         17. Good Title. Immediately prior to the conveyance of the Receivables to the Trust pursuant to this Agreement, the Seller was the sole owner thereof and had good and indefeasible title thereto, free of any Lien and, upon execution and delivery of this Agreement by the Seller, the Trustee shall have good and indefeasible title to and will be the sole owner of such Receivables, free of any Lien. No Dealer has a participation in, or other right to receive, proceeds of any Receivable. The Seller has not taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related Insurance Policies or the related Dealer Agreements or Dealer Assignments or to payments due under such Receivables.

         18. Security Interest in Financed Vehicle. Each Receivable created or shall create a valid, binding and enforceable first priority security interest in favor of the Seller in the Financed Vehicle. The Lien Certificate and original certificate of title for each Financed Vehicle show, or if a new or replacement Lien Certificate is being applied for with respect to such Financed Vehicle the Lien Certificate will be received within 180 days of the Closing Date and will show the Seller named as the original secured party under each Receivable as the holder of a first priority security interest in such Financed Vehicle. With respect to each Receivable for which the Lien Certificate has not yet been returned from the Registrar of Titles, the Seller has received written evidence from the related Dealer that such Lien Certificate showing the Seller as first lienholder has been applied for the Seller's security interest has been validly assigned by the Seller to the Trust pursuant to this Agreement. Immediately after the sale, transfer and assignment thereof by the Seller to the Trust, each Receivable will be secured by an enforceable and perfected first priority security interest in the Financed Vehicle in favor of the Trustee as secured party, which security interest is prior to all other Liens upon and security interests in such Financed Vehicle which now exist or may hereafter arise or be created (except, as to priority, for any lien for taxes, labor or materials affecting a Financed Vehicle). As of the Cutoff Date there were no Liens or claims for taxes, work, labor or materials affecting a Financed Vehicle which are or may be Liens prior or equal to the Liens of the related Receivable.

         19. All Filings Made. All filings (including, without limitation, UCC filings) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Trustee a first priority perfected lien on, or ownership interest in, the Receivables and the proceeds thereof and the Other Conveyed Property have been made, taken or performed.

         20. No Impairment. The Seller has not done anything to convey any right to any Person that would result in such Person having a right to payments due under the Receivable or otherwise to impair the rights of the Trust, the Security Insurer, the Trustee and the Certificateholders in any Receivable or the proceeds thereof.

         21. Receivable Not Assumable. No Receivable is assumable by another Person in a manner which would release the Obligor thereof from such Obligor's obligations to AmeriCredit with respect to such Receivable.

         22. No Defenses. No Receivable is subject to any right of rescission, setoff, counterclaim or defense and no such right has been asserted or threatened with respect to any Receivable.

         23. No Default. There has been no default, breach, violation or event permitting acceleration under the terms of any Receivable (other than payment delinquencies of not more than 30 days), and no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable, and there has been no waiver of any of the foregoing. As of the Cutoff Date no Financed Vehicle had been repossessed.

         24. Insurance. At the time of a purchase of a Receivable by AmeriCredit from a Dealer, each Financed Vehicle is required to be covered by a comprehensive and collision insurance policy (i) in an amount at least equal to the lesser of (a) its maximum insurable value or (b) the principal amount due from the Obligor under the related Receivable, (ii) naming AmeriCredit as loss payee and (iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage. Each Receivable requires the Obligor to maintain physical loss and damage insurance, naming AmeriCredit and its successors and assigns as additional insured parties, and each Receivable permits the holder thereof to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to do so. No Financed Vehicle is insured under a policy of Force-Placed Insurance on the Cutoff Date.

         25. Past Due. At the Cutoff Date no Receivable was more than 30 days past due.

         26. Remaining Principal Balance. At the Cutoff Date each Receivable had a remaining principal balance equal to or greater than $567.36 and the Principal Balance of each Receivable set forth in the Schedule of Receivables is true and accurate in all material respects.

         27. Final Scheduled Payment Date. No Receivable has a final scheduled payment date after April 30, 2001.

         28. Certain Characteristics. (A) Each Receivable had a remaining maturity, as of the Cutoff Date, of not more than 59 months; (B) each Receivable had an original maturity of not more than 60 months; (C) each Receivable had a remaining Principal Balance as of the Cutoff Date of at least $567.36 and not more than $29,789.59; (D) each Receivable has an Annual Percentage Rate of at least 14.38% and not more than 30.08%; (E) no Receivable was more than 30 days past due as of the Cutoff Date and (F) no funds have been advanced by AmeriCredit, any Dealer, or anyone acting on behalf of any of them in order to cause any Receivable to qualify under clause (E) above.

                                   SCHEDULE C

                        SERVICING POLICIES AND PROCEDURES

                Note: Applicable Time Periods Will Vary by State

COMPLIANCE WITH STATE COLLECTION LAWS IS REQUIRED OF ALL AMERICREDIT COLLECTION PERSONNEL. ADDITIONALLY, AMERICREDIT HAS CHOSEN TO FOLLOW THE GUIDELINES OF THE FEDERAL FAIR DEBT COLLECTION PRACTICES ACT (FDCPA).

The Collection Process

Customer is issued a monthly billing statement 16 to 20 days before payment is due.

A.       All accounts are issued to the Computer Assisted Collection System
         (CACS) at 5 days delinquent or at such other dates of delinquency as determined by historical payment patterns of the account.

B. Accounts are then segregated into two groups, those less than 30 days delinquent and those over 30 days delinquent.

C. Accounts less than 30 days delinquent are further segregated into accounts that have good residential and business phone numbers and those that do not.

D.       For those that have good phone numbers, they are assigned to the Melita
         Group.

E. For those without good phone numbers, they are assigned to the front-end collector.

F. In both groups, all reasonable collection efforts are made to avoid the account rolling over 30 days delinquent, including the use of collection letters. Collection letters may be utilized between 15 and 25 days delinquent.

G. At the time the account reaches 31 days delinquent, it is assigned to a mid-range collector. At this time the collector identifies the necessity of any default notification required by state law.

H. Once the account exceeds 60 days in delinquency, it is assigned to a hard-core collector. The hard-core collector then continues the collection effort. If the account cannot be resolved through normal collection efforts, i.e. satisfactory payment arrangements, then the account may be submitted for repossession approval, either voluntary or by an approved outside contractor or if necessary for sequestration approval. All repossessions and sequestrations must be approved by the Vice President, Director of Collections or an Assistant Vice President.

I. CACS allows the individual collector to accurately document and update each account pertaining to telephone calls and correspondence created as a result of contact with the customer.

Repossessions

If repossession of the collateral occurs, whether voluntary or involuntary, the following steps are taken:

A.       Notification of repossession to proper authorities when necessary.

B. Inventory of all personal property is taken and a condition report is done on the vehicle. Pictures are also taken of the vehicle.

C. Written notification, as required by state law, to customer(s) concerning their rights of redemption or reinstatement along with information on how to obtain any personal property that was in the vehicle at the time of repossession.

D. Written request to the originating dealer for all refunds due for dealer adds.

E. Collateral disposition through public or private sale, (dictated by state law), in a commercially reasonable manner, whenever possible through a Manheim or Adessa Auto Auction.

F. After the collateral is liquidated, the debtor(s) is notified in writing of the deficiency balance owed, if any.

Use of Due Date Changes

Due dates may be changed subject to the following conditions:

A. The account is contractually current or will be brought current with the due date change.

B. Due date changes cannot exceed the total of 15 days over the life of the contract.

C.       The first installment payment has been paid in full.

D.       Only one date change in a twelve month period.

E. Any exceptions to the above stated policy must be approved by the Vice President, Director of Collections or an Assistant Vice President.

Use of Payment Deferments

A payment deferral is offered to customers who have encountered temporary financial difficulties.

A.       Minimum of six payments have been made on the account.

B. The account will be brought current with the deferment, but not paid ahead.

C.       A deferment fee is collected on all transactions.

D. Only one deferment transaction can be performed in a twelve month period.

E. No more than two payments may be deferred in a twelve month period, and no more than eight total payments may be deferred over the life of the loan.

F. Any exceptions to the above stated policy must be approved by the Vice President, Director of Collections or Assistant Vice President.

Charge-Offs

A. When a Post Repossession Notice is generated on an account, the account may be partially charged-off on the date that the notice legally expires. The partial charge-off calculation is based on the expected residual value of the vehicle at time of sale. Adjustments to the account are made once final liquidation of the vehicle occurs.

B. It is AmeriCredit's policy that any account that is not successfully recovered by 180 days delinquent is submitted to the Director of Collections for approval and charge-off.

C. It is AmeriCredit's policy to carry all Chapter 13 bankruptcy accounts until confirmation of the plan. Once the plan is approved, a partial charge-off is taken for the unsecured portion of the account. On fully reaffirmed Chapter 7 bankruptcy accounts, the accounts are deferred current at the time of discharge.

Deficiency Collections

A. Contact is made with the customer in an attempt to establish acceptable payment arrangements or settlements on the account.

B. If the customer is unwilling to do so, AmeriCredit may invoke any legal collection remedy that the state allows, i.e., judgements, garnishments, etc.

                                                                       EXHIBIT A



                           FORM OF CLASS A CERTIFICATE


                   SEE ATTACHED PAGES FOR CERTAIN DEFINITIONS



                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                 AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 1996-B

                     6.50% ASSET BACKED CERTIFICATE, CLASS A

NUMBER
A-1                                                              $115,941,814.19


                  THIS CERTIFIES THAT CEDE & CO. is the registered owner of a One Hundred Fifteen Million Nine Hundred Forty One Thousand Eight Hundred Fourteen dollar and Nineteen cent nonassessable, fully-paid, fractional undivided interest in the AmeriCredit Automobile Receivables Trust 1996-B (the "Trust") formed by AFS Funding Corp., a Nevada corporation (the "Seller"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of April 30, 1996 (the "Agreement"), among the Seller, AmeriCredit Financial Services, Inc., as servicer (the "Servicer"), and LaSalle National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below. Unless the certificate of authentication hereon shall have been executed by an authorized signatory of the Trustee, by manual signature, this Class A Certificate shall not entitle the holder hereof to any benefit under the Agreement or be valid for any purpose. All capitalized terms not otherwise defined herein have the meanings assigned to them in the Agreement.

                  IN WITNESS WHEREOF, the Trustee on behalf of the Trust and not in its individual capacity has caused this Class A Certificate to be duly executed.

                                        AMERICREDIT AUTOMOBILE
                                        RECEIVABLES TRUST 1996-B

                                        By:  LASALLE NATIONAL BANK, as
                                             Trustee



                                        By:
                                           -------------------------------------

DATED:  May 16, 1996

                This is one of the Class A Certificates referred
                      to in the within-mentioned Agreement.

                                        LaSalle National Bank, as Trustee

                                        By:
                                           -------------------------------------
                                           Authorized Signatory


                  This Certificate evidences a fractional undivided interest in the Trust, as defined above, the property of which includes a pool of retail installment sale contracts secured by new and used automobiles and light trucks and sold to the Trust by the Seller. This Certificate does not represent an interest in or obligation of the Seller, in its individual capacity or as the Servicer or any of their respective affiliates thereof, except to the extent described below.

                  To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "6.50% Asset Backed Certificates, Class A" (herein called the "Class A Certificates"). Also issued under the Agreement are Certificates designated as "Asset Backed Certificates, Class B" (the "Class B Certificates"). The Class B Certificates and the Class A Certificates are hereinafter collectively called the "Certificates." The Class A Certificates represent initially, or in the aggregate, 92% of the principal balance of all Certificates. This Class A Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the holder of this Class A Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes (as more fully described in the Agreement) a pool of retail installment sale contracts for new and used automobiles and light duty trucks (the "Receivables"), certain monies due thereunder on or after April 30, 1996, security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, property securing the Receivables and held by the Trustee, proceeds from claims on physical damage, credit life and disability insurance policies covering vehicles financed thereby and the obligors thereunder, all Collateral Insurance relating to the Receivables and the financed vehicles, certain rights against Dealers and in contracts with Dealers, all right, title and interest of the Seller in and to this Agreement and any and all proceeds of the foregoing.

                  Under the Agreement, there will be distributed on the 12th day of each month or, if such 12th day is not a Business Day, the next Business Day (the "Distribution Date"), commencing on June 12, 1996, to the person in whose name this Class A Certificate is registered at the close of business on the last day of the prior calendar month (the "Accounting Date"), to the extent available from the Amount Available, such Class A Certificateholder's fractional undivided interest in the sum of the Class A Interest Distributable Amount for such Distribution Date, any outstanding Class A Interest Carryover Shortfall for such Distribution Date, the Class A Principal Distributable Amount for such Distribution Date and any Class A Principal Carryover Shortfall for such Distribution Date.

                  Except as otherwise provided in the Agreement, distributions on this Class A Certificate will be made by the Trustee by wire transfer (as provided in the Agreement), check or money order mailed to the Class A Certificateholder of record in the Certificate Register without the presentation or surrender of this Class A Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Class A Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class A Certificate at the office or agency maintained for that purpose by the Trustee in Chicago, Illinois. The Accounting Date otherwise applicable to such distribution shall not be applicable.

                  The Certificates do not represent an obligation of, or an interest in, the Seller, the Servicer, the Trustee or any affiliate of any of them. The Certificates are limited in right of payment to certain collections and recoveries respecting the Receivables, all as more specifically set forth in the Agreement. A copy of the Agreement may be examined during normal business hours at the principal office of the Seller, and at such other places, if any, designated by the Seller, by any Certificateholder upon request.

                  As provided in the Agreement, so long as no Insurer Default has occurred and is continuing, with certain exceptions whenever Class A Certificateholder action, consent or approval is required under the Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Class A Certificateholders if the Security Insurer agrees to take such action or give such consent or approval. If an Insurer Default shall have occurred and is continuing, no Certificateholder shall have any right by virtue or by availing itself of any provisions of the Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to the Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as provided in the Agreement and unless also the Holders of Certificates evidencing not less than 25% of the sum of the Class A Certificate Balance and the Class B Certificate Balance, or, if there are no Class A Certificates then outstanding, by Holders of Class B Certificates evidencing not less than 25% of the Class B Certificate Balance shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under the Agreement.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller and the rights of the Certificateholders under the Agreement at any time by the Seller and the Trustee with the consent of the Security Insurer and the Holders of Certificates, voting together as a Class, evidencing not less than a Certificate Majority. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Certificate issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Certificate Registrar, or by any successor Certificate Registrar, in the City of Chicago, Illinois, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

                  The Class A Certificates and the Class B Certificates are issuable only as registered Certificates without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof; however, one Certificate of each such Class may be issued in a denomination representing or including any remaining portion of the original Class A Certificate Balance or the original Class B Certificate Balance, as the case may be. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

                  The Trustee, the Certificate Registrar, and any agent of the Trustee or the Certificate Registrar may treat the person in whose name this Class A Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar, nor any such agent shall be affected by any notice to the contrary.

                  Each Certificateholder by purchase of the Certificates held by it acknowledges that the Seller, as partial consideration of the issuance of the Policy, has agreed that the Security Insurer shall have certain rights hereunder for so long as no Insurer Default shall have occurred and be continuing. So long as an Insurer Default has occurred and is continuing, any provision giving the Security Insurer the right to direct, appoint or consent to, approve of, or take any action under this Agreement shall be inoperative during the period of such Insurer Default and such right shall instead vest in the Trustee acting at the direction of the Holders of Certificates. The Security Insurer may disclaim any of its rights and powers under this Agreement (but not its duties and obligations under the Policy) upon delivery of a written notice to the Trustee. The Security Insurer may give or withhold any consent hereunder in its sole and absolute discretion.

                  The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held as part of the Trust. The Servicer of the Receivables may at its option purchase the corpus of the Trust at a price specified in the Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Certificates; however, such right of purchase is exercisable only as of the last day of any Collection Period as of which the Class A Certificate Balance is 10% or less of the Cut-Off Date Class A Certificate Balance.

                  The recitals contained herein (other than the certificate of authentication herein) shall be taken as the statements of the Seller or the Servicer, as the case may be, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Certificate (other than the certificate of authentication herein), or of any Receivable or related document.

                                   ASSIGNMENT

                  FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE




________________________________________
(Please print or typewrite name and address, including postal zip code, of assignee)




________________________________________
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing



________________________ Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:




                                                  _____________________________*
                                                    Signature Guaranteed:




                                                  _____________________________*



* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

                                                                       EXHIBIT B

                           FORM OF CLASS B CERTIFICATE



                   SEE ATTACHED PAGES FOR CERTAIN DEFINITIONS

                  THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF CERTAIN PAYMENTS TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN. IN ADDITION, ALL DISTRIBUTIONS HEREON ARE SUBJECT TO THE PRIOR CLAIMS OF CERTAIN PARTIES TO RECEIVE AMOUNTS ON DEPOSIT IN THE SPREAD ACCOUNT.

                  THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE IN RELIANCE UPON EXEMPTIONS PROVIDED BY THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS. NO RESALE OR OTHER TRANSFER OF THIS CERTIFICATE MAY BE MADE UNLESS SUCH RESALE OR TRANSFER (A) IS MADE IN ACCORDANCE WITH SECTION 7.3 OF THE POOLING AND SERVICING AGREEMENT AND (B) IS MADE (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (ii) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, (iii) TO THE SELLER OR (iv) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT THAT IS AWARE THAT THE RESALE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A AND (C) UPON THE SATISFACTION OF CERTAIN OTHER REQUIREMENTS SPECIFIED IN THE AGREEMENT. NEITHER THE SELLER, THE SERVICER, THE TRUST NOR THE TRUSTEE IS OBLIGATED TO REGISTER THE CERTIFICATES UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS.

                  NO RESALE OR OTHER TRANSFER OF THIS CERTIFICATE MAY BE MADE UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED A REPRESENTATION LETTER IN SUBSTANTIALLY THE FORM REQUIRED BY THE AGREEMENT REFERRED TO BELOW FROM THE TRANSFEREE OF THIS CERTIFICATE OR SUCH OTHER REPRESENTATIONS (OR AN OPINION OF COUNSEL) AS MAY BE APPROVED BY THE SELLER OR CS FIRST BOSTON CORPORATION, TO THE EFFECT THAT SUCH A TRANSFER MAY BE MADE PURSUANT TO AN EXEMPTION FROM THE SECURITIES ACT, INCLUDING RULE 144A THEREUNDER, AND APPLICABLE STATE SECURITIES LAWS AND (A) SUCH TRANSFEREE WILL NOT ACQUIRE THIS CERTIFICATE WITH THE ASSETS OF ANY "EMPLOYEE BENEFIT PLAN" AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS

AMENDED ("ERISA") OR SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), (B) IN THE CASE OF A TRANSFER TO AN INSURANCE COMPANY GENERAL ACCOUNT, EITHER (A) ABOVE OR, PURSUANT TO SECTION I OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 9560"), THE ACQUISITION AND HOLDING OF THE CERTIFICATE AND, PURSUANT TO SECTION III OF PTCE 95-60, THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST ARE, WITH RESPECT TO SUCH TRANSFEREE, EXEMPT FROM THE "PROHIBITED TRANSACTION" PROVISIONS OF ERISA AND THE CODE.

                 AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 1996-B
                        ASSET BACKED CERTIFICATE, CLASS B


NUMBER
RB                                                                 $____________

                  THIS CERTIFIES THAT AFS Funding Corp. is the registered owner of a $_______ dollars nonassessable, fully-paid, fractional undivided interest in the AmeriCredit Automobile Receivables Trust 1996-B (the "Trust") formed by AFS Funding Corp., a Nevada corporation (the "Seller"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of April 30, 1996 (the "Agreement"), among the Seller, AmeriCredit Financial Services, Inc., as servicer (the "Servicer") , and LaSalle National Bank, as Trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below.

                  Reference is made to the further provisions of this Class B Certificate set forth in the attached pages 3 through 7, which further provisions shall for all purposes have the same effect as if set forth at this place. Unless the certificate of authentication hereon shall have been executed by an authorized signatory of the Trustee, by manual signature, this Class B Certificate shall not entitle the holder hereof to any benefit under the Agreement or be valid for any purpose. All capitalized terms not otherwise defined herein have the meanings assigned to them in the Agreement.

                  IN WITNESS WHEREOF, the Trustee on behalf of the Trust and not in its individual capacity has caused this Class B Certificate to be duly executed.

                                        AMERICREDIT AUTOMOBILE
                                        RECEIVABLES TRUST 1996-B

                                        By:  LaSalle National Bank, as Trustee


                                        By:
                                           -------------------------------------

DATED:  May 16, 1996

                This is one of the Class B Certificates referred
                      to in the within-mentioned Agreement.

                                        LaSalle National Bank, as Trustee


                                        By:
                                           -------------------------------------
                                           Authorized Signatory

                  This Certificate evidences a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of retail installment sale contracts secured by new and used automobiles and light duty trucks and sold to the Trust by the Seller. This Certificate does not represent an interest in or obligation of the Seller, in its individual capacity or as the Servicer or any of their respective affiliates thereof, except to the extent described below.

                  To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "Asset Backed Certificates, Class B" (herein called the "Class B Certificates"). Also issued under the Agreement are Certificates designated as "6.50% Asset Backed Certificates, Class A" (the "Class A Certificates"). The Class B Certificates and the Class A Certificates are hereinafter collectively called the "Certificates." This Class B Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the holder of this Class B Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes (as more fully described in the Agreement) a pool of retail installment sale contracts for new and used automobiles and light duty trucks (the "Receivables"), certain monies due thereunder on or after April 30, 1996, security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, property securing the Receivables and held by the Trustee, proceeds from claims on physical damage, credit life and disability insurance policies covering vehicles financed thereby and the obligors thereunder, all Collateral Insurance relating to the Receivables and the financed vehicles, certain rights against Dealers and in contracts with Dealers, all right, title and interest of the Seller in and to this Agreement and any and all proceeds of the foregoing. The rights of the holders of the Class B Certificates to receive certain payments are subordinated to the rights of the holders of the Class A Certificates, as set forth in the Agreement. In addition, all distributions hereon are subject to the prior claims of certain parties to receive amounts on deposit in the Spread Account.

                  Under the Agreement, on the 12th day of each month or, if such 12th day is not a Business Day, the next Business Day (the "Distribution Date"), commencing on June 12, 1996, the Class B Distributable Amount (as defined in the Agreement) will be applied as follows:

                           (A) to the Security Insurer, to the extent of any amounts owing to the Security Insurer under the Insurance Agreement and not paid, whether or not AmeriCredit is also obligated to pay such amounts; and

                           (B) to the Collateral Agent for deposit in the Spread Account the remaining Available Funds; and

                  Amounts will only be distributed to the Holder of the Class B Certificate as such amounts are released from the Spread Account. However, for all purposes of the Agreement and for federal income tax purposes the full amount of the Class B Distributable Amount will be deemed distributed to the Class B Certificateholders on each

Distribution Date, notwithstanding that all of such amount shall be turned over to the Security Insurer or deposited to the Spread Account on such Distribution Date.

                  Amounts released from the Spread Account on such Distribution Date shall be paid to the person in whose name this Class B Certificate is registered at the close of business on the last day of the prior calendar month (the "Accounting Date").

                  Except as otherwise provided in the Agreement, distributions on this Class B Certificate will be made by the Trustee by wire transfer (as provided in the Agreement), check or money order mailed to the Class B Certificateholder of record in the Certificate Register without the presentation or surrender of this Class B Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Class B Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class B Certificate at the office or agency maintained for that purpose by the Trustee in Chicago, Illinois.

                  The Certificates do not represent an obligation of, or an interest in, the Seller, the Servicer, the Trustee or any affiliate of any of them. The Certificates are limited in right of payment to certain collections and recoveries respecting the Receivables, all as more specifically set forth in the Agreement. A copy of the Agreement may be examined during normal business hours at the principal office of the Seller, and at such other places, if any, designated by the Seller, by any Certificateholder upon request.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller and the rights of the Certificateholders under the Agreement at any time by the Seller and the Trustee with the consent of the Security Insurer and the Holders of Certificates, voting together as a Class, evidencing not less than a Certificate Majority. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Certificate issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates. Notwithstanding the foregoing, however, no consent of any Class A Certificateholder or Class B Certificateholder shall be required in connection with any amendment in order for the Seller to sell, assign, transfer or otherwise dispose of the excess interest.

                  As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Certificate Registrar, or by any successor Certificate Registrar, in Chicago, Illinois, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

                  The Class A Certificates and Class B Certificates are issuable only as registered Certificates without coupons in denominations of $1,000,000 and integral multiples of $1,000 in excess thereof; however, one Certificate of each such Class may be issued in a denomination representing or including any remaining portion of the original Class A Certificate Balance or the original Class B Certificate Balance, as the case may be. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

                  Each Certificateholder by purchase of the Certificates held by it acknowledges that the Trustee, as partial consideration of the issuance of the Policy, has agreed that the Security Insurer shall have certain rights hereunder for so long as no Insurer Default shall have occurred and be continuing. So long as an Insurer Default has occurred and is continuing, any provision giving the Security Insurer the right to direct, appoint or consent to, approve of, or take any action under this Agreement shall be inoperative during the period of such Insurer Default and such right shall instead vest in the Trustee acting at the direction of the Holders of Certificates. The Security Insurer may disclaim any of its rights and powers under this Agreement (but not its duties and obligations under the Policy) upon delivery of a written notice to the Trustee. The Security Insurer may give or withhold any consent hereunder in its sole and absolute discretion.

                  The Trustee, the Certificate Registrar, and any agent of the Trustee or the Certificate Registrar may treat the person in whose name this Class B Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar, nor any such agent shall be affected by any notice to the contrary.

                  The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held as part of the Trust. The Servicer of the Receivables may at its option purchase the corpus of the Trust at a price specified in the Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Certificates; however, such right of purchase is exercisable only as of the last day of any Collection Period as of which the Class A Certificate Balance is less than 10% of the Cut-Off Date Class A Certificate Balance.

                  The recitals contained herein (other than the certificate of authentication herein) shall be taken as the statements of the Seller or the Servicer, as the case may be, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Certificate (other than the certificate of authentication herein), or of any Receivable or related document.

                                   ASSIGNMENT


                  FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE




________________________________________
(Please print or typewrite name and address, including postal zip code, of assignee)





________________________________________
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing



________________________ Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:




                                                  _____________________________*
                                                    Signature Guaranteed:




                                                  _____________________________*


* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

                                                                       EXHIBIT C

                         FORM OF SERVICER'S CERTIFICATE




                                       C-1